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PROSPECTUS SUPPLEMENT
TABLE OF CONTENTS

Filed Pursuant to Rule 424(b)(5)
File No. 333-128407

$80,000,000

5% CONVERTIBLE DEBENTURES DUE 2025

Interest Payable on June 15 and December 15

Holders may convert the debentures into shares of our common stock at a conversion rate of 96.7352 shares per $1,000 principal amount of debentures (representing a conversion price of approximately $10.34 per share), subject to adjustment, at any time before the close of business on the business day immediately preceding December 15, 2025. In satisfaction of our obligation, except to the extent we elect net share settlement (as described herein), upon conversion of the debentures we will deliver shares of our common stock. "Net share settlement" permits us, upon conversion, to deliver, in lieu of shares of our common stock, a combination of cash and shares of our common stock. The amount of cash and shares of our common stock, if any, that we will deliver upon conversion if we elect net share settlement will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each day of the relevant trading-day observation period.

At any time on or after December 20, 2010, we may redeem any of the debentures for cash at a redemption price of 100% of their principal amount, plus accrued and unpaid interest. Holders may require us to repurchase the debentures for cash at a repurchase price equal to 100% of their principal amount plus accrued and unpaid interest, if any, on December 15, 2010, 2015 and 2020, or at any time prior to their maturity following a designated event, as defined in this prospectus supplement.

If a holder elects to convert its debentures in connection with the occurrence of a fundamental change that occurs prior to December 15, 2010, the holder will be entitled to receive, in addition to a number of shares of common stock (or a combination of cash and shares of common stock if we elect net share settlement) equal to the conversion rate, an additional number of shares of common stock, in each case as described in this prospectus supplement.

The debentures are our senior unsecured debt and will rank equal in right of payment with all of our other existing and future senior unsecured debt. The debentures will effectively rank junior in right of payment to our existing and future secured debt, including our credit facility and our aircraft notes, to the extent of the value of the assets securing such debt. As of September 30, 2005, we had $346.5 million aggregate principal amount of debt outstanding, all of which was secured. See "Description of the Debentures—Possible Creation of Parent Holding Company" for a discussion of how the ranking of the debentures would change if we were to create a parent holding company.

For a more detailed description of the debentures, see "Description of the Debentures" beginning on page S-24.

We do not intend to apply for a listing of the debentures on any national securities exchange or for inclusion of the debentures on any automatic quotation system. Our common stock is quoted on the Nasdaq National Market under the symbol "FRNT." On December 1, 2005, the reported last sale price of our common stock on the Nasdaq National Market was $8.27 per share.

Investing in the debentures involves risks. See "Risk Factors" beginning on page S-6.

PRICE 100% AND ACCRUED INTEREST, IF ANY

	Price to Public	Underwriting Discounts	Proceeds to Frontier
Per Debenture	100%	3.25%	96.75%
Total	$80,000,000	$2,600,000	$77,400,000

We have granted the underwriters the right to purchase up to an additional $12,000,000 principal amount of debentures to cover over-allotments.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated expects to deliver the debentures to purchasers on December 7, 2005.

MORGAN STANLEY
CITIGROUP

December 1, 2005

PROSPECTUS SUPPLEMENT

Summary
Risk Factors
Capitalization
Use of Proceeds
Price Range of Common Stock
Dividend Policy
Ratio of Earnings to Fixed Charges
Description of the Debentures
Description of Capital Stock
Certain U.S. Federal Income Tax Considerations
Underwriting
Legal Matters
Experts
Where You Can Find More Information

PROSPECTUS

        You should rely only on the information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This document may be used only where it is legal to sell these securities. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement. Also, you should not assume that there has been no change in our affairs since the date of this prospectus supplement.

        We have not taken any action to permit a public offering of the debentures outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the debentures and the distribution of this prospectus outside of the United States.

        In this prospectus, we use the terms "Frontier," "we," "us" and "our" to refer to Frontier Airlines, Inc.

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PRESENTATION OF INFORMATION

        These offering materials consist of two documents: (1) this prospectus supplement, which describes the terms of the debentures that we are currently offering, and (2) the accompanying prospectus, which provides general information about our debt securities, some of which may not apply to the debentures that we are currently offering. The information in this prospectus supplement replaces any inconsistent information included in the accompanying prospectus.

        At varying places in this prospectus supplement and the accompanying prospectus, we refer you to other sections of the documents for additional information by indicating the caption heading of the other sections. The page on which each principal caption included in this prospectus supplement and the accompanying prospectus can be found is listed in the Table of Contents on the preceding page. All cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not in the prospectus, unless otherwise stated.

        This prospectus supplement and the accompanying prospectus and the documents incorporated by reference include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management's beliefs and assumptions concerning future events. When used in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference, forward-looking statements include, without limitation, statements regarding financial forecasts or projections, and our expectations and beliefs, intentions or future strategies that are signified by the words "expects," "plans," "anticipates," "intends" and "believes" or similar language. All forward-looking statements are based upon information available to us on the date such statements are made. We undertake no obligation to update or revise any forward-looking statement after the date of this prospectus supplement, whether as a result of new information, future events or otherwise. Forward-looking statements are subject to a number of factors that could cause actual results to differ materially from our expectations. Additional information concerning these and other factors is contained in this prospectus supplement under the caption "Risk Factors."

ii

SUMMARY

        This summary highlights selected information about our company and this offering. This summary is not complete and does not contain all of the information that may be important to you. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the "Risk Factors" section, and the other documents we refer to and incorporate by reference for a more complete understanding of us and this offering. In particular, we incorporate by reference important business and financial information into this prospectus supplement and the accompanying prospectus. Unless otherwise noted, information in this prospectus supplement assumes that the underwriters will not exercise their over-allotment option to purchase additional debentures. Our fiscal year ends March 31.

FRONTIER AIRLINES

        Now in our 12th year of operations, we are a low cost, affordable fare airline operating primarily in a hub-and-spoke fashion connecting cities coast to coast through our hub at Denver International Airport, or DIA. We are the second largest jet service carrier at DIA based on departures. As of November 28, 2005, we, in conjunction with Frontier JetExpress operated by Horizon Air Industries, Inc., operated routes linking our Denver hub to 47 U.S. cities spanning the nation from coast to coast and to five cities in Mexico. During the year ended March 31, 2005, we began certain point-to-point routes to Mexico from non-hub cities. As of November 28, 2005, our point-to-point routes consisted of service to Cancun, Mexico directly from four non-hub cities.

        We were organized in February 1994 and began flight operations in July 1994 with two leased Boeing 737-200 jets. We have since expanded our fleet in service to 49 jets as of November 28, 2005 (33 of which we lease and 16 of which we own), consisting of 42 Airbus A319s and seven Airbus A318s. In April 2005, we completed our plan to replace our Boeing aircraft with new purchased and leased Airbus jet aircraft. We increased year-over-year seat capacity by 5.7% during the three months ended September 30, 2005, and by 5.9% during the six months ended September 30, 2005. During the three and six months ended September 30, 2005, we increased mainline passenger traffic by 11.6% and 14.5% over the comparable periods in the prior year, outpacing our increase in seat capacity during the period. We intend to continue our growth strategy and will add frequency to new markets and existing markets that we believe are underserved.

        In September 2003, we signed a 12-year agreement with Horizon, under which Horizon operates up to nine 70-seat CRJ 700 aircraft under our Frontier JetExpress brand. The service began on January 1, 2004 with three aircraft. We increased Frontier JetExpress aircraft to a total of eight aircraft in service and one spare aircraft as of June 1, 2004. We control the scheduling of this service. We reimburse Horizon for its expenses related to the operation plus a margin. The agreement provides for financial incentives, penalties and changes to the margin based on the performance of Horizon and our financial performance. As of November 28, 2005, Frontier JetExpress provided service to Albuquerque, New Mexico; Boise, Idaho; Billings, Montana; Dayton, Ohio; El Paso, Texas; Fresno, California; Little Rock, Arkansas; Oklahoma City, Oklahoma; Spokane, Washington; Tucson, Arizona; and Tulsa, Oklahoma, and supplements our mainline service to Austin, Texas; Omaha, Nebraska, and San Jose, California. We intend to begin using the ninth aircraft in scheduled service in December 2005.

        We currently operate on 16 gates on Concourse A at DIA on a preferential basis. We use these 16 gates and share use of up to four common use regional jet parking positions to operate approximately 230 daily mainline flight departures and arrivals and 50 Frontier JetExpress daily system flight departures and arrivals.

        During the six months ended September 30, 2005, we added mainline departures from DIA to Detroit, Michigan; Akron-Canton, Ohio; and San Antonio, Texas, and we added Frontier JetExpress service to Tulsa, Oklahoma; Dayton, Ohio; and Fresno, California.

        The United States Department of Transportation, or DOT, has approved our new service to the following Mexican destinations:

Roundtrip Service	Planned Commencement Date	Planned Flight Frequency
DIA to Acapulco, Mexico(1)	December 18, 2005	Two times per week
DIA to Cozumel, Mexico	December 17, 2005	One time per week
Kansas City, Missouri to Puerto Vallarta, Mexico	December 17, 2005	Three times per week
Indianapolis, Indiana to Cancun, Mexico	March 6, 2006	Three times per week

(1)
Seasonal service only

We have also submitted applications to the DOT for authority to provide point-to-point service for the following routes: Chicago Midway Airport to Cancun, Mexico; and Los Angeles International Airport to Cabo San Lucas, Mexico.

        Due to our increased traffic in the first part of fiscal year 2006, we increased frequencies in the following markets: Reno, Nevada; San Jose, San Francisco and Sacramento, California; Nashville, Tennessee; Dallas, Texas; St. Louis, Missouri; Milwaukee, Wisconsin; and Minneapolis-St. Paul, Minnesota. In addition, we expanded the 2005 season for Anchorage, Alaska to January 3, 2006 and added another seasonal frequency from June 19, 2005 to January 3, 2006.

        In October 2005, we announced the addition of one daily mainline flight to five of our top destinations as follows: Denver to Salt Lake City from four daily flights to five beginning November 6, 2005; Denver to Dallas from five daily flights to six beginning December 18, 2005; Denver to Phoenix from six daily flights to seven beginning January 4, 2006, Denver to Las Vegas from six daily flights to seven beginning January 4, 2006; and Denver to Chicago Midway Airport from four daily flights to five beginning on January 4, 2006.

        From time to time, we increase or decrease frequencies in markets we serve to adjust for seasonal fluctuations in demand. We resumed seasonal service to Ixtapa/Zihuatanejo, Mexico on November 19, 2005, adding an additional weekly frequency from the 2004 season for a total of three round-trip frequencies per week. We also intend to increase service from Denver to Cabo San Lucas and Puerto Vallarta beginning December 17, 2005, with daily service plus an additional Saturday frequency during peak periods to both destinations.

        Recently, our service to New Orleans, Louisiana, several cities in Florida and Cancun, Mexico has been disrupted by hurricanes and other extreme weather, impacting our service levels to these destinations and also impacting our revenues and cost of doing business. We discontinued our New Orleans service after Hurricane Katrina, and have reduced our daily departures to Cancun. We also reduced our planned frequency on our new route from DIA to Cozumel, Mexico to one round-trip per week, rather than three. In addition, the two Gulf Coast hurricanes severely damaged crude oil production and refinery capacity in the region. As a result of these disruptions, the cost of jet aviation fuel increased within weeks by nearly $1.00 per gallon and caused fuel shortages at several airports that we serve. Based on the service disruptions and increased jet fuel costs resulting from the Gulf Coast hurricanes, we anticipate a net loss per share for the quarter ending December 31, 2005 that likely will exceed in magnitude the $0.18 net income per diluted share that we recorded in the quarter ended September 30, 2005.

        Our filings with the Securities and Exchange Commission are available at no cost on our website, www.frontierairlines.com, in the Investor Relations folder contained in the section titled "About Frontier". These reports include our annual report on Form 10-K, our quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports on Forms 3, 4 and 5, and any related amendments or other documents, and are made available as soon as reasonably practicable after we file the materials with the SEC. Information contained on our website is not a prospectus and does not constitute part of this prospectus.

        Our corporate headquarters are located at 7001 Tower Road, Denver, Colorado 80249. Our administrative office telephone number is 720-374-4200 and our reservations telephone number is 800-432-1359.

THE OFFERING

Securities Offered	$80,000,000 principal amount of 5% Convertible Debentures due 2025 (plus up to an additional $12,000,000 principal amount of debentures available for purchase by the underwriters to cover over-allotments).
Maturity Date	December 15, 2025.
Interest	5% per annum on the principal amount from the issue date, payable semi-annually in arrears in cash on June 15 and December 15 of each year, beginning June 15, 2006.
Conversion
You may convert any of your debentures, in whole or in part, into shares of our common stock (or a combination of cash and shares of our common stock, if we elect net share settlement) at a conversion rate of 96.7352 shares per $1,000 principal amount of debentures, representing a conversion price of approximately $10.34 per share, subject to adjustment, at any time prior to the close of business on the business day immediately preceding the final maturity date of the debentures.

In addition, if you elect to convert your debentures in connection with the occurrence of a fundamental change that occurs prior to December 15, 2010, you will be entitled to receive additional shares of common stock upon conversion in some circumstances as described under "Description of the Debentures—Make Whole Amount Upon the Occurrence of a Fundamental Change."

Except to the extent we elect net share settlement upon conversion of the debentures (as described below), we will deliver shares of our common stock in satisfaction of our obligation upon conversion of debentures. See "Description of the Debentures—Settlement Upon Conversion; Net Share Settlement." In connection with any conversion, we may elect to satisfy our conversion obligation with respect to the principal amount of the debentures to be converted with a combination of cash and shares of our common stock, which we refer to as net share settlement. See "Description of the Debentures—Settlement Upon Conversion; Net Share Settlement." Upon any conversion, subject to certain exceptions, you will not receive any cash payment representing accrued and unpaid interest. See "Description of the Debentures—Conversion of Debentures."

Ranking
The debentures will be our general, unsecured obligations and will rank effectively junior in right of payment to our existing and future secured debt, including our credit facility and our aircraft notes, to the extent of the value of the assets securing such debt, equal in right of payment with all of our existing and future unsubordinated, unsecured debt and senior in right of payment to any future subordinated debt. We currently have no subsidiaries. The debentures will be structurally subordinated to any liabilities of future subsidiaries. As of September 30, 2005, we had $346.5 million aggregate principal amount of debt outstanding, all of which was secured. The indenture governing the debentures does not limit the amount of debt that we may incur. See "Description of the Debentures—Possible Creation of Parent Holding Company" for a discussion of how the ranking of the debentures would change if we were to create a parent holding company.
Redemption
At any time on or after December 20, 2010, we may redeem any of the debentures for cash by giving you at least 30 days' notice. We may redeem the debentures either in whole or in part at a redemption price equal to 100% of the principal amount of the debentures to be redeemed, plus accrued and unpaid interest, if any, up to, but excluding, the redemption date.
Repurchase at the Option of the Holder
You may require us to repurchase all or part of your debentures for cash on December 15, 2010, 2015 and 2020 at a repurchase price equal to 100% of their principal amount. We will pay accrued and unpaid interest, if any, up to, but excluding, the date of repurchase.
Designated Event
If a designated event, as described under "Description of the Debentures—Repurchase at Option of the Holder Upon a Designated Event," occurs prior to maturity, you will have the right to require us to purchase all or part of your debentures for cash at a repurchase price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, up to, but excluding, the repurchase date.
Use of Proceeds
We intend to use the net proceeds from the offering to fund working capital and capital expenditures, including capital expenditures related to the purchase and financing of aircraft and expansion of our operations.
Trading
The debentures will be a new issue of securities for which no market currently exists. While the underwriters have informed us that they intend to make a market in the debentures, they are under no obligation to do so and may discontinue such activities at any time without notice. The debentures will not be listed on any securities exchange or included in any automated quotation system. Accordingly, we cannot assure you that any active or liquid market will develop for the debentures.

U.S. Federal Income Tax Considerations
The debentures and the common stock into which the debentures are convertible are subject to special and complex U.S. federal income tax rules. You should consult your tax advisors with respect to the application of the United States federal income tax laws to your own particular situation as well as any tax consequences of the ownership and disposition of the debentures and our common stock arising under the federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable treaty. See "Certain U.S. Federal Income Tax Considerations."
Possible Creation of Parent Holding Company
Although we are under no obligation to do so, we may create a holding company to serve as our parent company. See "Description of the Debentures—Possible Creation of Parent Holding Company" for a description of how such a transaction would affect the debentures.
Nasdaq National Market Symbol for our Common Stock	FRNT

Risk Factors

        See "Risk Factors," immediately following this summary, for a discussion of certain risks relating to our business and an investment in the debentures.

RISK FACTORS

        An investment in the debentures involves certain risks. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of the debentures and our common stock could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read "Presentation of Information" in this prospectus supplement and "Forward-Looking Statements" in the accompanying prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to Frontier

We may not be able to obtain or secure financing for our new aircraft.

        As of September 30, 2005, we had commitments to purchase 11 additional new Airbus A319 aircraft, and plans to lease as many as four new Airbus A319 aircraft from third party lessors, over approximately the next two years. We have secured financing commitments for seven of these additional aircraft, including commitments for all of our Airbus deliveries through February 2007. To complete the purchase of the remaining aircraft, we must secure aircraft financing, which we may not be able to obtain on terms acceptable to us, if at all. The amount of financing required will depend on the required down payment on mortgage-financed aircraft and the extent to which we lease as opposed to purchase the aircraft. We are exploring various financing alternatives, including, but not limited to, domestic and foreign bank financing, leveraged lease arrangements or sale/leaseback transactions. There can be no guarantee that additional financing will be available when required or on acceptable terms. Our inability to secure the financing could have a material adverse effect on our cash balances or result in delays in or our inability to take delivery of Airbus aircraft that we have agreed to purchase, which would impair our strategy for long-term growth and could result in the loss of pre-delivery payments and deposits previously paid to the manufacturer, and the imposition of other penalties or the payment of damages for failure to take delivery of the aircraft in accordance with the terms of the purchase agreement with the manufacturer.

We have a significant amount of fixed obligations and we will incur significantly more fixed obligations, which could increase the risk of failing to meet payment obligations.

        As of September 30, 2005, our total debt was $346.5 million, and would have been $426.5 million as adjusted for the principal amount of debt incurred in this offering. Maturities of our long-term debt are $21.7 million in fiscal year 2006, $22.9 million in fiscal year 2007, $24.2 million in fiscal year 2008, $26.0 million in 2009, $27.1 million in 2010, and an aggregate of $224.6 million for the years thereafter, or $304.6 million for the years thereafter as adjusted for the principal amount of debt incurred in this offering and assuming no prior conversion or redemption of the debentures. After accounting for the effect of our interest rate derivative hedge, 88.9% of our total existing long-term debt bears floating interest rates and the remaining 11.1% bears fixed rates. In addition to long-term debt, we have a significant amount of other fixed obligations under operating leases related to our aircraft, airport terminal space, other airport facilities and office space. As of September 30, 2005, future minimum lease payments under non-cancelable operating leases were approximately $129.5 million in fiscal year 2006, $131.9 million in fiscal year 2007, $127.5 million in fiscal year 2008, $125.2 million in fiscal year 2009, $118.1 million in fiscal year 2010 and an aggregate of $611.8 million for the years thereafter. Future minimum lease payments include signed lease agreements representing an obligation to lease four aircraft over the next two years, which, subject to the satisfaction of certain contingencies, represent lease payments of $96.5 million in the aggregate. Approximately 88.8% of our minimum lease payments related to aircraft and leased engines are fixed in nature, and the remaining 11.2% are adjusted periodically based on floating interest rates. As of

September 30, 2005, we had commitments of approximately $479.2 million to purchase 11 additional aircraft over approximately the next two years, including estimated amounts for contractual price escalations, spare parts to support these aircraft and to equip the aircraft with LiveTV, and obligations relating to a service agreement with Sabre Travel Network. We expect to incur additional debt or long-term lease obligations as we take delivery of new aircraft and other equipment and continue to expand into new markets.

Many of our financial obligations contain cross-default provisions.

        Many of our financial arrangements contain cross-default provisions. As a result, if we default in our payment or performance obligations under one of our financial arrangements and the amount due thereunder is accelerated, other financial arrangements may be declared in default and accelerated even though we are meeting payment and performance obligations on those arrangements. If this occurs we may not have sufficient available cash to pay all amounts that are then due and payable under our lease and loan agreements, and we may have to seek additional debt or equity financing, which may not be available on acceptable terms, or at all. If financing were not available, we would have to sell assets in order to obtain the funds required to make the accelerated payments. The debentures do not have a cross-default provision, so holders of debentures will not be entitled to accelerate payment of the debentures in the event we default under our other financial arrangements.

Our failure to successfully implement our growth strategy could harm our business.

        Our growth strategy involves adding up to 15 additional Airbus aircraft, increasing the frequency of flights to markets we currently serve, expanding the number of markets served and increasing flight connection opportunities. It is critical that we achieve our growth strategy in order for our business to attain economies of scale and to sustain or improve our results of operations. Increasing the number of markets we serve depends on our ability to access suitable airports located in our targeted geographic markets in a manner that is consistent with our cost strategy. We may also need to obtain additional gates and other operational facilities at our Denver hub. Any condition that would deny, limit or delay our access to airports we seek to serve in the future will constrain our ability to grow. Additionally, traffic may not materialize in new markets. For example, in April 2004 we began our first significant non-hub point-to-point routes from Los Angeles, California. Due to disappointing loads and yields on these routes, we discontinued these routes by February 2005. Opening new markets requires us to commit a substantial amount of resources, even before the new services commence. Expansion will also require additional skilled personnel, equipment and facilities. An inability to hire and retain skilled personnel or to secure the required equipment and facilities efficiently and cost-effectively may negatively affect our ability to achieve our growth strategy. We cannot assure you that we will be able to successfully expand our existing markets or establish new markets, and our failure to do so could harm our business.

        Growth of our fleet and expansion of our markets and services may also strain our existing management resources and systems to the point that they may no longer be adequate to support our operations, requiring us to make significant expenditures in these areas. We may need to further develop our information technology systems and other corporate infrastructure to accommodate future growth, particularly with respect to efficient Internet ticket sales and passenger check-in capabilities. We cannot assure you that we will be able to sufficiently develop our systems and infrastructure on a timely basis, and the failure to do so could harm our business.

We depend heavily on the Denver market to be successful.

        Our business strategy has historically focused on adding flights to and from our Denver base of operations. A reduction in our share of the Denver market, increased competition, or reduced passenger traffic to or from Denver could have a material adverse effect on our financial condition and results of operations. In addition, our dependence on a hub system operating out of DIA makes us more susceptible to adverse weather conditions and other traffic delays in the Rocky Mountain region than some of our competitors that may be better able to spread these traffic risks over large route networks.

We face intense competition and market dominance by United Airlines and other airlines at DIA, and Southwest Airlines recently announced service to and from Denver, which will increase competition on certain of our routes.

        The airline industry is highly competitive, primarily due to the effects of the Airline Deregulation Act of 1978, which substantially eliminated government authority to regulate domestic routes and fares and increased the ability of airlines to compete with respect to flight frequencies and fares. We compete with United in our hub in Denver, and we anticipate that we will compete with United in any additional markets we elect to serve in the future. United, Ted, and United's regional airline affiliates are the dominant carriers out of DIA, accounting for approximately 56.3% of all revenue passengers in the first nine months of 2005. In addition, Southwest Airlines recently announced that it will start service to and from Denver in January 2006, initially with 13 daily departures—four between Denver and Chicago Midway Airport, five between Denver and Las Vegas, and four between Denver and Phoenix. Southwest's introductory fares on these routes were significantly below the fares we were able to obtain prior to their arrival. Fare pressure exerted by Southwest on its announced routes and on any future expansion in Denver by Southwest will require us to be fare competitive, and may place downward pressure on our yields. In addition, in the last three years Alaska Airlines, JetBlue Airways and AirTran Airways have commenced service at DIA. These airlines have offered low introductory fares and compete on several of our routes. Fare wars, predatory pricing, "capacity dumping," in which a competitor places additional aircraft on selected routes, and other competitive activities could adversely affect us. The future activities of United, Southwest and other carriers may have a material adverse effect on our revenues and results of operations.

        United currently operates 16 flights a week to Mexico that compete with our current routes to Mexico. United has applied for authorization and has been granted authority to fly from Denver to Cozumel, Mexico, which is a market in which we intend to begin service during the 2005-2006 winter season. Most of our current and potential competitors have significantly greater financial resources, larger route networks, and superior market identity. In addition, United is currently operating under the protection of Chapter 11 of the U.S. Bankruptcy Code. As it seeks to develop a plan of reorganization, United has created a low-cost operation in order to compete more effectively with us and other low-cost carriers. Denver is a hub for its new low-cost operation, which began in February 2004. United's low-cost venture, and United's ability to lower the costs of its mainline operations through the bankruptcy process, including its ability to shed itself of significant financial obligations under its pension plans, may place downward pressure on airfares charged in the Denver market and adversely affect our market share at DIA and our ability to maintain yields required for profitable operations. The uncertainty regarding United's business plan, its ability to restructure under Chapter 11, and the potential for United and Southwest to place downward pressure on airfares charged in the Denver market may impair our ability to maintain yields required for profitable operations.

Competition on our Mexican routes may increase due to recent regulatory changes, which may adversely impact some of our most important markets.

        The U.S. and Mexico recently amended their bilateral agreement relating to commercial air service. Previously, only two U.S. based airlines were permitted to provide air service between city pairs in the U.S. and Mexico. In many cases, we were one of the two U.S. based airlines providing service to the cities we serve in Mexico. The recent amendments to the bilateral agreement expanded the authorized service levels to three U.S. based airlines per city pair. It is therefore highly likely that we will see other airlines seeking to add service to some of the Mexico destinations we serve, which would increase competition and perhaps place downward pressure on airfares in these markets. Flights to resort destinations in Mexico have represented a significant portion of our vacation-oriented operations, and if competition results in lower load factors or airfares on our Mexico flights our operating results may be adversely impacted.

We may not have access to adequate gates or airport slots, which could decrease our competitiveness.

        The number of gates, ticket counter or office space available to us at DIA, or any other airport where we operate or seek to commence operations in the future, may be limited due to the lack of available space or disruptions caused by airport renovation projects. Available facilities may not provide for the best overall service to our customers, and may prevent us from scheduling our flights during peak or opportune times. The lack of available facilities may limit our ability to expand service to certain cities or restrict our ability to plan departures and arrivals in a manner that provides efficient service or connecting times to and through our Denver hub. Inefficient operations may result in a reduction in passenger bookings or lost revenue.

        We currently have access to a sufficient number of gates and other facilities at DIA to accommodate our level of service, but we may not be able to maintain rights to all of the gates we currently use. We are negotiating final terms and conditions for the permanent lease of two gates we use at DIA that were previously occupied by United and have been returned to the airport. If we cannot agree on final terms, the airport will take back control of these gates, and we may need to alter our overall flight schedules over the remaining gates in a manner that will increase connecting times for our passengers connecting through DIA. This change in flight schedules could result in a decrease in passenger bookings and a loss of revenue from connecting traffic.

        In the U.S., the Federal Aviation Administration, or FAA, currently regulates slot allocations at O'Hare International Airport in Chicago, JFK and LaGuardia Airports in New York City, and Ronald Reagan National Airport in Washington D.C. John Wayne Airport in Orange County also limits arrivals and departures at its airport for noise control purposes. We currently operate at LaGuardia Airport, Ronald Reagan National Airport and John Wayne Airport through arrival and departure slots at these airports. In each case, the agencies controlling slot allocations reserve the right to recall slot allocations for, among other reasons, lack of meeting frequency or capacity requirements. If we lose existing slot allocations, are denied requests for additional slot allocations at these airports, or are denied slot allocations at other slot-controlled airports where we wish to operate in the future, our ability to provide service would be restricted, eliminated, or reduced. As these cities represent key markets, the resulting restriction on our service could negatively effect our results of operations.

We experience high costs at DIA, which may impact our results of operations.

        We operate our hub of flight operations from DIA where we experience high costs. Financed through revenue bonds, DIA depends on landing fees, gate rentals, income from airlines, the traveling public, and other fees to generate income to service its debt and to support its operations. Our cost of operations at DIA will vary as traffic increases or diminishes at that airport. We believe that our operating costs at DIA substantially exceed those that other airlines incur at most hub airports in other cities, which decreases our ability to compete with other airlines with lower costs at their hub airports. In addition, United, currently operating under the protection of Chapter 11 of the Bankruptcy Code, represents a significant tenant at DIA. At this time, United and DIA have completed negotiations relating to the restructuring of its lease agreement in a fashion that reduces the amounts United is required to pay under its lease. Normally, the decrease in payments by United would result in the increase in amounts paid by all other airlines. At this time, however, the City and County of Denver has agreed to offset the decrease in payments negotiated by United. The City's obligation to make these offset payments is subject to rescission in certain circumstances. If these payments are rescinded, if the renegotiated lease is not approved under United's final plan of reorganization, or if United otherwise significantly reduces operations at DIA, our overall costs at DIA may significantly increase.

Our all-Airbus fleet creates risks.

        We currently operate 49 Airbus aircraft. We completed our transition from Boeing aircraft to operating only Airbus aircraft in April 2005. One of the key elements of this strategy is to produce cost savings because crew training is standardized for aircraft of a common type, maintenance issues are simplified, spare parts inventory is reduced, and scheduling is more efficient. However, during our transition period we had additional costs associated with retraining our Boeing crews in the Airbus aircraft, and we cannot assure you that we will achieve all of the cost savings we anticipated from the fleet transition.

        Since we operate only Airbus aircraft and GE engines, we are dependent on single manufacturers for future aircraft acquisitions or deliveries, spare parts or warranty service. If Airbus is unable to perform its obligations under existing purchase agreements, or is unable to provide future aircraft or services, whether by fire, strike or other events that affect its ability to fulfill contractual obligations or manufacture aircraft or spare parts, we would have to find another supplier for our aircraft. If acceptable Airbus aircraft were otherwise not available in the marketplace, Boeing is the only other manufacturer from which we could purchase or lease alternate aircraft. If we were forced to acquire Boeing aircraft, we would need to address fleet transition issues, including substantial costs associated with retraining our employees, acquiring new spare parts, and replacing our manuals. In addition, the fleet efficiency benefits described above may no longer be available.

        We also are particularly vulnerable to any problems that might be associated with the Airbus aircraft or GE engines. Our business would be significantly disrupted if an FAA airworthiness directive or service bulletin were issued resulting in the grounding of Airbus aircraft or GE engines of the type we operate while the defect is being corrected. Our business could also be harmed if the public avoids flying Airbus aircraft due to an adverse perception about the aircraft's safety or dependability, whether real or perceived, in the event of an accident or other incident involving an Airbus aircraft of the type we fly.

We are reliant on one vendor to provide our LiveTV service.

        One of the unique features of our Airbus fleet is that every seat in each of our Airbus aircraft is equipped with LiveTV. LiveTV is provided by a subsidiary of JetBlue Airways, a competitor of ours. We do not know of any other company that could provide us with LiveTV equipment and related satellite signals for programming. Our recent LiveTV installations have exceeded the number of installations provided for in our contract with the supplier of LiveTV, and although we have had discussions with the supplier about expanding the number of aircraft covered by the contract, we have not finalized the terms of an expanded agreement. If the supplier of LiveTV were to stop supplying us with the equipment or service for any reason, or refused to supply equipment for our future aircraft deliveries, we could lose one of the unique services that we believe differentiates us from our competitors.

Our maintenance expenses may be higher than we anticipate and will increase as our fleet ages.

        We bear the cost of all routine and major maintenance on our owned and leased aircraft. Maintenance expenses comprise a significant portion of our operating expenses. In addition, we are required periodically to take aircraft out of service for heavy maintenance checks, which can increase costs and reduce revenue. We also may be required to comply with regulations and airworthiness directives the FAA issues, the cost of which our aircraft lessors may only partially assume depending upon the magnitude of the expense. Although we believe that our owned and leased aircraft are currently in compliance with all FAA issued airworthiness directives, additional airworthiness directives likely will be required in the future, necessitating additional expense.

        Because the average age of our aircraft is approximately 2.3 years, our aircraft require less maintenance now than they will in the future. We have incurred lower maintenance expenses because most of the parts on our aircraft are under multi-year warranties. Our maintenance costs will increase significantly, both on an absolute basis and as a percentage of our operating expenses, as our fleet ages and these warranties expire.

We may need to make other arrangements for our maintenance facility.

        We currently sublease a substantial part of a maintenance hangar located at DIA from Continental Airlines. We use this facility to perform our heavy maintenance and some of our line maintenance. The sublease expires in February 2007. If we are not able to extend this lease or otherwise reach agreement with Continental, we may be forced to locate alternative maintenance facilities, which may or may not be at DIA, or construct a new maintenance facility. The inability to procure a new maintenance facility in a timely fashion may cause us to outsource some or all of our maintenance activities, thereby increasing our overall maintenance costs. Further, the lease or financing costs of a new facility may be higher than those in our current sublease with Continental.

Our landing fees may increase because of local noise abatement procedures.

        As a result of litigation and pressure from residents in the areas surrounding airports, airport operators have taken actions over the years to reduce aircraft noise. These actions have included regulations requiring aircraft to meet prescribed decibel limits by designated dates, curfews during nighttime hours, restrictions on frequency of aircraft operations, and various operational procedures for noise abatement. The Airport Noise and Capacity Act of 1990 recognized the right of airport operators with special noise problems to implement local noise abatement procedures as long as the procedures do not interfere unreasonably with the interstate and foreign commerce of the national air transportation system. Compliance with local noise abatement procedures may lead to increased landing fees.

        An agreement between the City and County of Denver and another county adjacent to Denver specifies maximum aircraft noise levels at designated monitoring points in the vicinity of DIA with significant payments payable by Denver to the other county for each substantiated noise violation under the agreement. DIA has incurred these payment obligations and likely will incur such obligations in the future, which it will pass on to us and other air carriers serving DIA by increasing landing fees. Additionally, noise regulations could be enacted in the future that would increase our expenses and could have a material adverse effect on our operations.

Unionization affects our costs and may affect our operations.

        Three of our employee groups have voted for union representation: our pilots, dispatchers, and mechanics. In addition, since 1997 we have had union organizing attempts that were defeated by our flight attendants, ramp service agents, and stock clerks. In September 2003, we renegotiated the collective bargaining agreement with our dispatchers. This contract will remain in effect until September 2006. We are also in the final stages of negotiating a new collective bargaining agreement with our mechanics. The previous agreement expired in July 2005. If approved by the members, the contract with the mechanics' union would be in effect for three years. The collective bargaining agreement with our pilots union expired in May 2005. We are currently working to negotiate a replacement contract.

        If we are unable to reach agreement with any of the represented work groups whose contracts are currently being negotiated, or if currently non-unionized employees were to unionize and we were unable to reach agreement on the terms of their employment, we may need to go to mediation and may experience widespread employee dissatisfaction. We could be subject to work slowdowns or stoppages. In addition, we may be subject to disruptions by organized labor groups protesting certain groups for their non-union status or conducting sympathy action for fellow members striking at other airlines. Any of these events would be disruptive to our operations and could harm our business.

Our limited marketing alliances could harm our business.

        Many airlines have marketing alliances with other airlines, under which they market and advertise their status as marketing alliance partners. Among other things, they share the use of two-letter flight designator codes to identify their flights and fares in the computerized reservation systems and permit reciprocity in their frequent flyer programs. We do not have the significant network of marketing partners that many other airlines do. Our alliance with Virgin Atlantic Airways, our only current international program partner, expires on December 31, 2005, and may not be renewed thereafter. Our limited marketing alliances put us at a competitive disadvantage to global network carriers, whose ability to attract passengers through more widespread alliances, particularly on international routes, may adversely affect our passenger traffic and our results of operations.

Our lack of higher borrowing capacity under our current lines of credit and lack of other borrowing facilities makes us highly dependent upon our existing cash and operating cash flows.

        Airlines require substantial liquidity to operate. We have a line of credit with a maximum borrowing amount of $13.0 million based on 50% of the value of certain spare parts inventory. As of September 30, 2005, based on our eligible spare parts inventory, we could borrow up to $10.2 million, which was reduced by letters of credit issued of $6.5 million. We also have an additional revolving line of credit for $5.0 million, and we can issue letters of credit for up to $3.5 million, $1.2 million of which had been issued as of September 30, 2005. Our limited borrowing capacity means we rely primarily on operating cash flows to provide working capital. Unless we secure additional borrowing capacity under lines of credit, borrowing facilities or other financing, we will be dependent upon our existing cash and operating cash flows to fund our operations and to make scheduled payments on our debt and other fixed obligations. If we deplete our existing cash, fail to generate sufficient funds from operations to meet these cash requirements and are unable to secure a line of credit, borrowing facility or other financing, we could default on our debt and other fixed obligations. Our inability to meet our obligations as they become due would seriously harm our business and financial results, particularly, as discussed earlier, in light of the cross-default clauses contained in many of our financing arrangements.

If we are unable to attract and retain qualified personnel at reasonable costs, our business will be harmed.

        Our business is labor intensive, with labor costs totaling $108.5 million for the six months ended September 30, 2005 and $203.4 million for the year ended March 31, 2005. We expect salaries, wages and benefits to increase on a gross basis. These costs could increase as a percentage of our overall costs, which could harm our business. Our growth plans will require us to hire, train and retain a significant number of new employees in the future. From time to time, the airline industry has experienced a shortage of personnel licensed by the FAA, especially pilots and mechanics. We compete against the major U.S. airlines for labor in these highly skilled positions. Many of the major U.S. airlines offer wage and benefit packages that exceed our wage and benefit packages. As a result, in the future, we may have to increase significantly wages and benefits in order to attract and retain qualified personnel or risk considerable employee turnover. If we are unable to hire, train and retain qualified employees at a reasonable cost, we may be unable to complete our growth plans and our business could be harmed.

We rely heavily on automated systems and technology to operate our business and any failure of these systems could harm our business.

        We are increasingly dependent on automated systems and technology to operate our business, enhance customer service and achieve low operating costs, including our computerized airline reservation system, telecommunication systems, website, check-in kiosks and in-flight entertainment systems. Substantial or repeated system failures to any of the above systems could reduce the attractiveness of our services and could result in our customers purchasing tickets from another airline. Any disruptions in these systems could result in the loss of important data, increase our expenses and generally harm our business.

In addition, a seemingly high percentage of customers have been booking flights on our airline through third-party websites, which has increased our distribution costs and required us to increase staffing levels in our reservations offices. If any of these third-party websites experiences system failures or discontinues listing our flights on its systems, our bookings and revenues may be adversely impacted.

        We implement improvements to our website and reservations system from time to time. Implementation of changes to these systems may cause operational and financial disruptions if we experience transition or system cutover issues, if the new systems do not perform as we expect them to, or if vendors do not deliver systems upgrades or other components on a timely basis. For example, we experienced systems cutover problems when we implemented major revisions to our reservation system and website in February 2005. Any such disruptions may have the effect of discouraging some travelers from purchasing tickets from us.

Risks Associated with the Airline Industry

The airline industry has incurred significant losses resulting in airline restructuring and bankruptcies, which could result in changes in our industry.

        Financial losses throughout the airline industry in recent years have resulted in airlines renegotiating or attempting to renegotiate labor contracts, reconfiguring flight schedules, furloughing or terminating employees, and taking other efficiency and cost-cutting measures. Despite these actions, several airlines have sought reorganization under Chapter 11 of the U.S. Bankruptcy Code, which permits them to reduce labor rates, restructure debt, terminate pension plans and generally reduce their cost structure. Such factors may have a greater impact during time periods when the industry encounters continued financial losses, as airlines under financial pressures may institute pricing structures to achieve near-term survival rather than long-term viability. It is foreseeable that further airline reorganizations, bankruptcies, or consolidations may occur, the effects of which we are unable to predict. We cannot assure you that the occurrence of these events, or potential changes resulting from these events, will not harm our business or the industry.

We may be subject to terrorist attacks or other acts of war and increased costs or reductions in demand for air travel due to hostilities in the Middle East or other parts of the world.

        On September 11, 2001, four commercial aircraft were hijacked by terrorists and crashed into The World Trade Center in New York City, the Pentagon in Northern Virginia and a field in Pennsylvania. These terrorist attacks resulted in an overwhelming loss of life and extensive property damage. Immediately after the attacks, the FAA closed U.S. airspace, prohibiting all flights to, from and within the United States of America. Airports reopened on September 13, 2001, except for Washington D.C. Ronald Reagan International Airport, which partially reopened on October 4, 2001.

        The September 11 terrorist attacks and the war in Iraq created fear among consumers and resulted in significant negative economic impacts on the airline industry. Primary effects were substantial loss of revenue and flight disruption costs, increased security and insurance costs, increased concerns about the potential for future terrorist attacks, airport shutdowns and flight cancellations and delays due to additional screening of passengers and baggage, security breaches and perceived safety threats, and significantly reduced passenger traffic and yields due to the subsequent drop in demand for air travel.

        Given the magnitude and unprecedented nature of the September 11 attacks, the uncertainty and fear of consumers resulting from the war in Iraq, and the potential for other hostilities in other parts of the world, it is uncertain what long-term impact these events will or could have on the airline industry in general and on us in particular. These factors could affect our operating results and financial condition by creating weakness in demand for air travel, increased costs due to new security measures and the potential for new or additional government mandates for security related measures, increased insurance premiums, increased fuel costs, and uncertainty about the continued availability of war risk coverage or other insurances. In addition, several plaintiffs filed lawsuits in the United States District Court, Southern District of New York based on the events of September 11, 2001. The complaints name as defendants various security system manufacturers and suppliers and several airlines that were operating at Boston Logan International Airport and Portland (Maine) International Jetport on September 11, 2001, including us. The complaints generally allege that the defendants failed to provide adequate security systems or supervision of security procedures at Logan Airport and Portland Jetport. At this time, we have been dismissed from all existing lawsuits, but it is possible for plaintiffs to file new complaints against us until the statute of limitations period expires.

        In addition, although the entire industry is substantially enhancing security equipment and procedures, it is impossible to guarantee that additional terrorist attacks or other acts of war will not occur. Given the weakened state of the airline industry, if additional terrorist attacks or acts of war occur, particularly in the near future, it can be expected that the impact of those attacks on the industry may be similar in nature to but substantially greater than those resulting from the September 11 terrorist attacks.

Increases in fuel costs affect our operating costs and competitiveness.

        Fuel is a major component of our operating expenses, accounting for 30.3% of our total mainline operating expenses for the six months ended September 30, 2005, up from 22.9% for the six months ended September 30, 2004. On an actual basis, fuel costs including the impact of hedging increased to $130.7 million, representing an average cost of $1.86 per gallon, from $84.7 million, or $1.27 per gallon, over the same periods. Both the cost and availability of fuel are influenced by many economic and political factors and events occurring in oil-producing countries throughout the world, and fuel costs fluctuate widely. Recently the price per barrel of oil has been at an all-time high and has significantly impacted our results of operations. In addition, recent hurricanes in the Gulf of Mexico have disrupted oil supplies and the capacity output of refineries located along the Gulf Coast. We cannot predict our future cost and availability of fuel, or the impact or further disruptions in oil supplies or refinery productivity based on natural disasters, which affects our ability to compete. The unavailability of adequate fuel supplies could have a material adverse effect on our operations and profitability. In addition, larger airlines may have a competitive advantage because they pay lower prices for fuel. We generally follow industry trends by imposing a fuel surcharge in response to significant fuel price increases. However, our ability to pass on increased fuel costs may be limited by economic and competitive conditions. Although we implemented a fuel hedging program in 2003, under which we enter into Gulf Coast jet fuel and West Texas Intermediate crude derivative contracts to partially protect against significant increases in fuel prices, this program is limited in fuel volume and duration. As of September 30, 2005, we had hedged approximately 20% of our projected fuel requirements for the quarter ending December 31, 2005. We have no fuel hedges in place after December 31, 2005. Other airlines, such as Southwest Airlines, may have substantial fuel hedges that give them a competitive advantage.

The airline industry is seasonal and cyclical, resulting in unpredictable liquidity and earnings.

        Because the airline industry is seasonal and cyclical, our liquidity and earnings will fluctuate and be unpredictable. Our operations primarily depend on passenger travel demand and seasonal variations. Our weakest travel periods are generally during the quarters ending in March and December. The airline industry is also a highly cyclical business with substantial volatility. Airlines frequently experience short-term cash requirements. These requirements are caused by seasonal fluctuations in traffic, which often reduce cash during off-peak periods, and various other factors, including price competition from other airlines, national and international events, fuel prices, and general economic conditions including inflation. Our operating and financial results are likely to be negatively impacted by the continued stagnation in national or regional economic conditions in the U.S., and particularly in Colorado.

Security screening delays may negatively impact passenger traffic.

        The federal government is now responsible for conducting security screening activities at all airports in the U.S. The ability to complete this screening quickly and efficiently depends upon the adequacy of the security screening facilities and staffing levels. At times the screening system has resulted in significant delays at larger airports. It is believed that these delays have resulted in a loss of passengers for shorter haul trips. While we have not seen a drastic reduction in passenger traffic in our shorter routes, at times congestion and delays at DIA from security screening are significant. Airlines may be able to augment security services in not vital areas by hiring support staff, which will further increase the security costs being paid by the airlines. Notwithstanding such support, significant delays caused by a lack of federal resources may further reduce passenger traffic and our revenues.

Our insurance costs have increased as a result of the September 11th terrorist attacks, and further increases in insurance costs would harm our business.

        Following the September 11 terrorist attacks, aviation insurers dramatically increased airline insurance premiums and significantly reduced the maximum amount of insurance coverage available to airlines for liability to persons other than passengers for claims resulting from acts of terrorism, war or similar events to $50 million per event and in the aggregate. In light of this development, under the Air Transportation Safety and System Stabilization Act, the U.S. government has provided domestic airlines with excess war risk coverage above $50 million up to an estimated $1.6 billion per event for us.

        In December 2002, under the Homeland Security Act of 2002, the U.S. government expanded its insurance program to permit airlines to elect either the government's excess third-party coverage or for the government to become the primary insurer for all war risks coverage. We elected the latter in February 2003 and discontinued the commercially available war risk coverage. The Appropriations Act authorized the government to offer both policies through August 31, 2004. Since then, Congress has further extended the government's mandate to provide war risk insurance on multiple occasions, most recently through December 31, 2005, at the discretion of the Secretary of Transportation. We cannot assure you that this coverage will continue. We expect that if the government stops providing war risk coverage to the airline industry, the premiums charged by aviation insurers for this coverage will be substantially higher than the premiums currently charged by the government. Significant increases in insurance premiums would harm our financial condition and results of operations.

Our financial results and reputation could be harmed in the event of an accident or incident involving our aircraft.

        An accident or incident involving one of our aircraft could involve repair or replacement of a damaged aircraft and its consequential temporary or permanent loss from service, and significant potential claims of injured passengers and others. We are required by the DOT and our lenders and lessors to carry hull, liability and war risk insurance. Although we believe we currently maintain liability insurance in amounts and of the type generally consistent with industry practice, the amount of such coverage may not be adequate and we may be forced to bear substantial losses from an accident. Substantial claims resulting from an accident in excess of our related insurance coverage would harm our business and financial results. Moreover, any aircraft accident or incident, even if fully insured, could cause a public perception that we are less safe or reliable than other airlines, which would harm our business.

We are in a high fixed cost business, and any unexpected decrease in revenues would harm us.

        The airline industry is characterized by low profit margins and high fixed costs primarily for personnel, fuel, aircraft ownership and lease costs and other rents. The expenses of an aircraft flight do not vary significantly with the number of passengers carried and, as a result, a relatively small change in the number of passengers or in pricing would have a disproportionate effect on the airline's operating and financial results. Accordingly, a shortfall from expected revenue levels can have a material adverse effect on our profitability and liquidity. Airlines are often affected by factors beyond their control, including weather conditions, traffic congestion at airports and increased security measures, and irrational pricing from competitors, any of which could harm our operating results and financial condition.

Delays or cancellations due to adverse weather conditions or other factors beyond our control could adversely affect us.

        Like other airlines, we are subject to delays caused by factors beyond our control, including adverse weather conditions, air traffic congestion at airports and increased security measures. Delays frustrate passengers, reduce aircraft utilization and increase costs, all of which negatively affect profitability. During periods of snow, rain, fog, hurricanes or other storms, or other adverse weather conditions, flights may be cancelled or significantly delayed. Cancellations or delays due to weather conditions, traffic control problems and breaches in security could harm our operating results and financial condition.

        Recently, we have suffered from the effects of hurricanes on the Gulf Coast and resort areas along the Yucatan Peninsula and the Riviera Maya. These hurricanes disrupted our ability to serve Cancun, Mexico, and the destruction or damage to hotels and resorts severely impacted tourist demand. Flights to resort destinations in Mexico have represented a significant portion of our vacation-oriented operations. Prior to Hurricane Wilma, we anticipated operating 232 departures to Cancun, Mexico from our various originating cities during the calendar quarter ending December 31, 2005. Due to the effects of Hurricane Wilma, we are now intending to operate only 148 departures to Cancun, Mexico during the quarter. In addition, we announced new service to Cozumel, Mexico commencing December 17, 2005. Initially, we intended to fly three flights per week. Given the damage to resort destinations in Cozumel, we have reduced our planned flights to once per week. We cannot predict when the resorts damaged by Hurricane Wilma will be repaired or when tourist demand for these locations will return. In the interim, the disruption in service has reduced the profitability of our Mexico operations and we cannot guarantee that future operations to Mexico or any other destinations we serve will not also be interrupted by hurricanes or other significant natural disasters.

We are subject to strict federal regulations, and compliance with federal regulations increases our costs and decreases our revenues.

        Airlines are subject to extensive regulatory and legal requirements that involve significant compliance costs. Any future changes in regulatory oversight of airlines generally, or low-fare carriers in particular, could result in a material increase in our operating expenses or otherwise hinder our business. In the last several years, Congress has passed laws and the DOT and FAA have issued regulations relating to the operation of airlines that have required significant expenditures. For example, the President signed into law the Stabilization Act in November 2001. This law federalized substantially all aspects of civil aviation security and requires, among other things, the implementation of certain security measures by airlines and airports, including a requirement that all passenger baggage be screened. Funding for airline and airport security under the law is primarily provided by a $2.50 per enplanement ticket tax effective February 1, 2002, with authority granted to the TSA to impose additional fees on air carriers if necessary. Under the Appropriations Act enacted on April 16, 2003, the $2.50 enplanement tax was temporarily suspended on ticket sales from June 1, 2003 through September 30, 2003. This enplanement tax resumed on October 1, 2003, and recent legislation, although unsuccessful to date, considered increasing the ticket tax to $5.00 per enplanement. To the extent this increase could not be passed on to the passenger, it would result in a significant increase in our cost of operations. In addition, the acquisition, installation and operation of the required baggage screening systems by airports will result in capital expenses and costs by those airports that will likely be passed on to the airlines through increased use and landing fees. On February 17, 2002, the Stabilization Act imposed a base security infrastructure fee on commercial air carriers in an amount equal to the calendar year ended 2000 airport security expenses. The infrastructure fee for us is $1,625,000 annually subject to final audit. In 2004, the TSA announced that the fee structure would remain in place until further notice. A revision in the fee structure assessed by the TSA could result in increased cost for us.

        Although we have obtained the necessary authority from the DOT and the FAA to conduct flight operations and are currently obtaining such authority from the FAA with respect to our Airbus aircraft, we must maintain this authority by our continued compliance with applicable statutes, rules, and regulations pertaining to the airline industry, including any new rules and regulations that may be adopted in the future. We believe that the FAA strictly scrutinizes smaller airlines like ours, which makes us susceptible to regulatory demands that can negatively impact our operations. We may not be able to continue to comply with all present and future rules and regulations. In addition, we cannot predict the costs of compliance with these regulations and the effect of compliance on our profitability, although these costs may be material. We also expect substantial FAA scrutiny as we transition from our Boeing fleet to an all-Airbus fleet. An accident or major incident involving one of our aircraft would likely have a material adverse effect on our business and results of operations.

Risks Related to this Offering

The debentures will effectively rank junior in right of payment to our secured debt.

        The debentures will be our general, unsecured obligations and will effectively rank junior in right of payment to our existing and future secured debt, including our aircraft notes and credit facility, to the extent of the value of the assets securing such debt. The debentures will be equal in right of payment with all of our existing and future unsubordinated, unsecured debt and senior in right of payment to any future subordinated debt. We currently have no subsidiaries; however, the debentures will be structurally subordinated to any liabilities of future subsidiaries. As of September 30, 2005, we had $346.5 million aggregate principal amount of debt outstanding, all of which was secured. In addition, almost all of the assets that we own secure some portion of our debt. We typically finance our aircraft through either secured debt or lease financing. As a result, we expect that going forward a substantial portion of our total debt, other than the debentures, will continue to be secured and almost all of the assets that we own will secure some portion of our debt.

There is no public market for the debentures, which could limit their market price or your ability to sell them for an amount equal to or higher than their initial offering price.

        The debentures are a new issue of securities for which there currently is no trading market. While the underwriters intend to make a market for the debentures, they are not obligated to do so and may terminate market making activities at any time. As a result, we cannot assure you that a liquid market will develop for the debentures. If any of the debentures are traded after their initial issuance, they may trade at a discount from their initial offering price. Future trading prices of the debentures will depend on many factors, including prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects.

We may not have the funds necessary to finance the repurchase of the debentures or may otherwise be restricted from making such repurchases if required by holders pursuant to the indenture.

        On December 15, 2010, 2015 and 2020, or in the event of a "designated event" under the indenture, holders may require us to repurchase their debentures for cash at a price of 100% of the principal amount of the debentures, plus accrued and unpaid interest to the repurchase date. However, it is possible that we will not have sufficient funds available at such time to make the required repurchase of debentures. In addition, any future credit agreements or other agreements relating to our or our affiliates' indebtedness could contain provisions prohibiting our repurchase of the debentures under certain circumstances, or could provide that a designated event constitutes an event of default under that agreement. If any agreement governing our indebtedness prohibits or otherwise restricts us from repurchasing the debentures when we become obligated to do so, we could seek the consent of the lenders to repurchase the debentures or attempt to refinance this debt. If we do not obtain such a consent or refinance the debt, we would not be permitted to repurchase the debentures without potentially causing a default under this debt. Our failure to repurchase tendered debentures would constitute an event of default under the indenture, which might constitute a default under the terms of our other indebtedness.

The market price of our common stock may be volatile, which could cause the value of your investment in Frontier to decline.

        The debentures will be convertible into shares of our common stock, and therefore we expect that the trading price of our common stock will significantly affect the trading price of the debentures. The market price of our common stock historically has experienced and may continue to experience high volatility, and the broader stock market has experienced significant price and volume fluctuations in recent years. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance and may adversely affect the price of our common stock. Any of the following factors could affect the market price of our common stock:

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  general market, political and economic conditions;

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  changes in earnings estimates and recommendations by financial analysts;

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  our failure to meet financial analysts' performance expectations;

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  changes in fuel prices; and

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  changes in market valuations of other airlines.

        In addition, many of the risks described elsewhere in this "Risk Factors" section could materially and adversely affect our stock price. Also, the sale of substantial amounts of our common stock could adversely impact its price. As of November 25, 2005, we had 4,756,550 shares of our common stock reserved for issuance under our equity incentive plans, of which 2,526,550 shares were subject to outstanding options with a weighted-average exercise price of $11.10 per share, 169,620 shares were subject to outstanding stock-only stock appreciation rights and 75,891 shares were subject to outstanding restricted stock units. We also had 3,833,946 shares of common stock reserved for issuance under existing warrants with an exercise price of $5.92 per share. The sale or the availability for sale of a large number of shares of our common stock in the public market could adversely affect the price of our common stock.

Holders of debentures will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to our common stock.

        Holders of debentures will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but will be subject to all changes affecting the common stock. Holders of debentures will only be entitled to rights on the common stock if and when we deliver shares of common stock upon conversion of their debentures and in limited cases under the anti-dilution adjustments of the debentures. For example, if an amendment is proposed to our articles of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs before delivery of the common stock upon conversion of the debentures, holders of debentures will not be entitled to vote on the amendment, although they will nevertheless be subject upon conversion of their debentures to any changes in the powers, preferences or special rights of our common stock.

The conversion rate of the debentures may not be adjusted for all dilutive events that may occur.

        The conversion rate of the debentures is subject to adjustment for certain events including, but not limited to, the issuance of stock dividends on shares of our common stock, the issuance of certain rights or warrants, subdivisions or combinations of shares of our common stock, certain distributions of assets, debt securities, capital stock or cash to holders of our common stock and certain issuer tender or exchange offers a described under "Description of the Debentures—Conversion Rate Adjustments." The conversion rate will not be adjusted for other events, such as stock issuances for cash, that may adversely affect the trading price of the debentures or the common stock or for third-party tender offers. See "Description of the Debentures—Conversion Rate Adjustments." We are not restricted from issuing additional common stock during the life of the debentures and have no obligation to consider the interests of holders of the debentures in deciding whether to issue common stock. There can be no assurance that an event that adversely affects the value of the debentures, but does not result in an adjustment to the conversion rate, will not occur.

Upon conversion of the debentures, you may receive lower proceeds than expected because the value of our common stock may decline after you exercise your conversion right.

        Under the debentures, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder tenders debentures for conversion until the date we settle our conversion obligation. Under the debentures, if we elect net share settlement, the conversion value that you will receive upon conversion of your debentures is in part determined by the volume-weighted average prices of our common stock for a 20-day trading period. As described under "Description of the Debentures—Settlement Upon Conversion; Net Share Settlement," all or a portion of this period will occur after the date on which your debentures are tendered for conversion. Accordingly, if the price of our common stock decreases during this period, the conversion value you receive may be adversely affected. In addition, if we elect net share settlement and the market price of our common stock at the end of such 20-trading day period is below the volume-weighted average price of our common stock during such period, the value of the shares of our common stock that you will receive after such period is completed will be less than had you received the shares on an earlier date.

The make whole amount payable on debentures converted in connection with certain fundamental changes defined in the indenture may not adequately compensate you for the lost option time value of your debentures as a result of such transaction.

        If certain transactions that constitute a fundamental change occur on or prior to December 15, 2010, under certain circumstances, we will increase, for the time period described herein, the conversion rate by a number of additional shares for any conversions of debentures in connection with such transaction. The number of additional shares will be determined based on the date on which the fundamental change becomes effective and the price paid per share of our common stock in the transaction constituting a fundamental change, as described below under "Description of the Debentures—Make Whole Amount Upon the Occurrence of a Fundamental Change." While the number of additional shares is designed to compensate you for the lost option time value of your debentures as a result of such transaction, the make whole amount is only an approximation of such lost value and may not adequately compensate you for such loss. In addition, if such transaction occurs after December 15, 2010, or if the stock price of our common stock on the conversion date is less than $8.27 or greater than $50.00, the conversion rate will not be increased. Our obligation to deliver the additional shares upon a fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Other companies may have difficulty acquiring us, even if doing so would benefit our shareholders, due to provisions under our corporate charter, bylaws, shareholder rights agreement and option plans, as well as Colorado law.

        Provisions in our restated articles of incorporation, our amended and restated bylaws and our shareholder rights agreement, as amended, and under Colorado law could make it more difficult for other companies to acquire us, even if doing so would benefit our shareholders. Our restated articles of incorporation and amended and restated bylaws contain the following provisions, among others, which may inhibit an acquisition of our company by a third party:

  •
  a limitation on who may call shareholder meetings;

  •
  a prohibition on shareholder action by written consent (except that unanimous written consent is permitted); and

  •
  the ability of our board of directors to issue up to 1,000,000 shares of preferred stock without a shareholder vote.

        The issuance of stock under our shareholder rights agreement could delay, deter or prevent a takeover attempt that shareholders might consider in their best interests. Any of these restrictions could have the effect of delaying or preventing a change in control.

        In addition, certain of our outstanding and unvested stock options have a feature pursuant to which, in the event we are acquired, the vesting of such options may accelerate. Accelerated vesting of our employee stock options may prove to be a deterrent to a potential acquisition of us because the acquiring company may have to implement additional retention programs to assure the continued service of our employees, and the additional dilution which will result from the accelerated vesting of our outstanding employee stock options will likely reduce the amount which would otherwise be payable to our shareholders in an acquisition.

        Furthermore, restrictions imposed by federal law on foreign ownership of U.S. airlines require that no more than 25% or our voting stock be owned by persons who are not U.S. citizens. These restrictions effectively prohibit a non-U.S. person from acquiring us.

CAPITALIZATION

        The following table sets forth our cash and capitalization as of September 30, 2005:

  •
  on an actual basis; and

  •
  on an as adjusted basis to give effect to the incurrence of $80,000,000 principal amount of debt represented by the debentures, the receipt of the estimated net proceeds from the sale of the debentures in this offering, after deducting estimated underwriting discounts and commissions and offering expenses payable by us.

        You should read this table in conjunction with our financial statements and the notes to those statements, which are incorporated by reference in this prospectus.

	September 30, 2005
	Actual	As Adjusted for this Offering
	(unaudited, in thousands)
Cash and cash equivalents	$144,096	$221,167

Current maturities of long-term debt	$21,688	$21,668

Long-term debt	324,798	404,798
Stockholders' equity:
Preferred stock, no par value; 1,000,000 shares authorized, none issued
Common stock, no par value; 100,000,000 shares authorized and 36,172,897 shares issued and outstanding	36	36
Additional paid-in capital	189,910	189,910
Unearned ESOP shares	(757)	(757)
Accumulated other comprehensive income	216	216
Retained earnings	55,890	55,890

Total stockholders' equity	245,295	245,295

Total capitalization	$570,093	$650,093

USE OF PROCEEDS

        We expect to receive net proceeds from this offering of approximately $77.1 million after deducting underwriters' discounts and estimated offering expenses (approximately $88.7 million if the underwriters exercise their over-allotment option in full).

        We intend to use proceeds from this offering of debentures to fund working capital and capital expenditures, including capital expenditures related to the purchase and financing of aircraft and expansion of our operations. We currently do not have a specific plan relating to the expenditure of the proceeds of this offering. Pending the use of the net proceeds, we intend to invest these funds in investment-grade, short-term interest bearing securities.

PRICE RANGE OF COMMON STOCK

        Our common stock trades on the Nasdaq National Market under the symbol "FRNT." The following table shows the range of high and low sales prices per share for our common stock for the periods indicated and as reported by Nasdaq through December 1, 2005. As of November 23, 2005, there were 1,431 holders of record of our common stock.

	Price Range of Common Stock
Quarter Ended
	High	Low
June 30, 2003	$10.00	$4.95
September 30, 2003	18.26	9.06
December 31, 2003	19.40	11.94
March 31, 2004	15.17	8.90
June 30, 2004	11.63	8.49
September 30, 2004	11.03	7.02
December 31, 2004	13.08	6.71
March 31, 2005	11.59	7.94
June 30, 2005	12.96	9.26
September 30, 2005	13.01	8.90
December 31, 2005 (through December 1, 2005)	10.92	7.57

        On December 1, 2005, the reported last sale price for our common stock on the Nasdaq National Market was $8.27 per share.

DIVIDEND POLICY

        We have not declared or paid cash dividends on our common stock. We currently intend to retain any future earnings to fund operations and the continued development of our business, and, thus, do not expect to pay any cash dividends on our common stock in the foreseeable future. Future cash dividends, if any, will be determined by our Board of Directors and will be based upon our earnings, capital requirements, financial condition and other factors deemed relevant by the Board of Directors.

RATIO OF EARNINGS TO FIXED CHARGES

	Fiscal Year Ended March 31,								Six Months Ended September 30,
	2001		2002		2003	2004		2005	2004	2005
Ratio of Earnings to Fixed Charges	4.27	x	1.77	x	—	1.44	x	—	—	1.20	x

        Our historical earnings for the years ended March 31, 2003 and 2005 were inadequate to cover fixed charges by $78,329,000 and $92,424,000, respectively. Our historical earnings for the six months ended September 30, 2004 were inadequate to cover fixed charges by $39,133,000.

        For purposes of calculating the ratios, fixed charges consist of:

  •
  interest on debt;

  •
  accretion of discount on debt and amortization of debt issuance costs; and

  •
  the portion of rental expense estimated to represent interest (which we estimate to be 1/3 of rental expense).

        The ratio of earnings to fixed charges is calculated as follows:

(income before income taxes) + (fixed charges) (fixed charges)

        For the periods indicated above, we had no outstanding shares of preferred stock. Therefore, the combined ratios of earnings to fixed charges and preferred stock dividends are identical to the ratios presented above for all such periods.

DESCRIPTION OF THE DEBENTURES

        The following is a description of the particular terms of the debentures offered pursuant to this prospectus supplement. This description supplements, and to the extent inconsistent, modifies the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus under "Description of Debt Securities." To the extent the description in this prospectus supplement is inconsistent with the description contained in the accompanying prospectus, you should rely on the description in this prospectus supplement.

        We will issue the debentures under an indenture dated as of December 7, 2005, as amended and supplemented by a supplemental indenture dated as of December 7, 2005, between Frontier Airlines, Inc., as issuer, and U.S. Bank, National Association, as trustee (as so amended and supplemented, the "indenture"). You may request a copy of the indenture from the trustee or us.

        The following description is a summary of the material provisions of the debentures and the indenture. It does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the debentures and the indenture, including the definitions of some terms used in these documents. Wherever particular provisions or defined terms of the indenture or form of debenture are referred to, these provisions or defined terms are incorporated in this prospectus by reference. We urge you to read the indenture because it and not this description defines your rights as a holder of debentures.

        As used in this Description of the Debentures section, references to "Frontier," "we," "our" or "us" refer solely to Frontier Airlines, Inc., unless the context otherwise requires.

General

        The debentures will be our general, unsecured obligations and will rank effectively junior in right of payment to our existing and future secured debt, including our credit facility and our aircraft notes, to the extent of the value of the assets securing such debt, equal in right of payment with all of our existing and future unsubordinated, unsecured debt and senior in right of payment to any future subordinated debt. We currently have no subsidiaries; the debentures will be structurally subordinated to any liabilities of future subsidiaries. As of September 30, 2005, we had $346.5 million aggregate principal amount of debt outstanding, all of which was secured. The debentures will be convertible into common stock (or a combination of cash and shares of our common stock, if we elect net share settlement) as described under "—Conversion of Debentures."

        The debentures will initially be issued in an aggregate principal amount of $80,000,000, or $92,000,000 aggregate principal amount if the underwriters' over-allotment option is fully exercised. The debentures will be issued only in denominations of $1,000 and multiples of $1,000. The debentures will mature on December 15, 2025 unless earlier converted, redeemed or repurchased.

        We may, without the consent of the holders, "reopen" this series of securities under the indenture and issue additional debentures under the indenture with the same terms and with the same CUSIP number as the debentures offered by this prospectus supplement in an unlimited principal amount, provided that no such additional debentures may be issued unless fungible with the debentures offered hereby for U.S. federal income tax purposes. We may also from time to time repurchase the debentures in open market purchases or negotiated transactions without prior notice to holders.

        Neither we nor any future subsidiary or parent company will be subject to any financial covenants under the indenture. In addition, neither we nor any future subsidiary or parent company is restricted under the indenture from paying dividends, incurring debt or issuing or repurchasing our or its securities.

        You are not afforded protection under the indenture in the event of a highly leveraged transaction or a change in control of Frontier except to the extent described below under "—Repurchase at Option of the Holder Upon a Designated Event."

        The debentures will bear interest at a rate of 5% per annum. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months and will accrue from December 7, 2005 or from the most recent date to which interest has been paid or duly provided for. We will pay interest on June 15 and December 15 of each year beginning June 15, 2006, to record holders of the debentures at the close of business on the preceding June 1 and December 1, as the case may be. Payment of cash interest on the debentures will include interest accrued through the day before the applicable interest payment date, redemption date or repurchase date, as the case may be.

        We will maintain an office in the Borough of Manhattan, The City of New York, where we will pay the principal on the debentures and you may present the debentures for conversion, registration of transfer or exchange for other denominations, which shall initially be an office or agency of the trustee. We may pay interest by check mailed to your address as it appears in the debenture register, provided that if you are a holder with an aggregate principal amount in excess of $2.0 million, you will be paid, at your written election, by wire transfer in immediately available funds. However, payments to The Depository Trust Company, New York, New York, which we refer to as DTC, will be made by wire transfer of immediately available funds to the account of DTC or its nominee.

Possible Creation of Parent Holding Company

        Although we are under no obligation to do so, we may create a holding company to serve as our parent company. If we were to do so, holders of our common stock would receive shares of common stock of the new parent holding company in exchange for shares of our common stock, and Frontier Airlines, Inc. would become a wholly owned subsidiary of the new parent holding company. If we were to create a parent holding company, under the terms of the indenture, the debentures would become obligations of the parent holding company and would be convertible into shares of common stock of the parent holding company (or a combination of cash and shares of common stock of the parent holding company if we elect net share settlement). If we were to create a parent holding company, Frontier Airlines, Inc. would be required to provide an unsecured guarantee of the debentures.

        If we were to create a parent holding company:

  •
  our other outstanding debt would remain debt of Frontier Airlines, Inc.;

  •
  Frontier Airlines, Inc.'s guarantee of the debentures would be effectively junior in right of payment to its existing and future secured debt, including our credit facility and our aircraft notes, to the extent of the value of the assets securing such debt, equal in right of payment with all of its existing and future unsubordinated, unsecured debt and senior in right of payment to any future subordinated debt;

  •
  Frontier Airlines, Inc.'s guarantee would be structurally subordinated to the debt of any subsidiaries of Frontier Airlines, Inc. and structurally senior to any debt of the parent holding company;

  •
  the debentures would be effectively junior in right of payment to the parent holding company's future secured debt to the extent of the value of the assets securing such debt, equal in right of payment with all of its future unsubordinated, unsecured debt and senior in right of payment to any future subordinated debt; and

  •
  the debentures would be structurally subordinated to the debt of any subsidiaries of the parent holding company, including the debt of Frontier Airlines, Inc.

Conversion of Debentures

        You may convert any of your debentures, in whole or in part, into shares of our common stock (or a combination of cash and shares of our common stock, if we elect net share settlement) prior to the close of business on the business day immediately preceding the final maturity date of the debentures, subject to prior redemption or repurchase of the debentures.

        The initial conversion rate for the debentures is 96.7352 shares of common stock per $1,000 principal amount of debentures, subject to adjustment as described below, which represents an initial conversion price of approximately $10.34 per share. As described under "—Settlement Upon Conversion; Net Share Settlement," upon conversion, we may choose to deliver, in lieu of shares of our common stock, a combination of cash and shares of our common stock, which we refer to as "net share settlement." You may convert your debentures in part so long as such part is $1,000 principal amount or an integral multiple of $1,000.

        If we call debentures for redemption, you may convert the debentures only until the close of business on the business day immediately preceding the redemption date unless we fail to pay the redemption price. If you have submitted your debentures for repurchase upon a designated event, you may convert your debentures only if you withdraw your repurchase election in accordance with the terms of the indenture. Similarly, if you exercise your option to require us to repurchase your debentures other than upon a designated event, those debentures may be converted only if you withdraw your election to exercise your option in accordance with the terms of the indenture. Upon conversion of debentures, a holder will not receive any cash payment of interest (unless such conversion occurs between a regular record date and the interest payment date to which it relates). We will not issue fractional shares of common stock upon conversion of debentures. Instead, we will pay cash in lieu of fractional shares based on the last reported sale price of our common stock on the trading day prior to the conversion date. Our delivery to the holder of the full number of shares of our common stock into which the debenture is convertible (or cash and shares of common stock if we elect net share settlement), together with any cash payment for such holder's fractional shares, will be deemed to satisfy our obligation to pay:

  •
  the principal amount of the debenture; and

  •
  accrued but unpaid interest attributable to the period from the most recent interest payment date to the conversion date.

As a result, accrued but unpaid interest to the conversion date is deemed to be paid in full rather than cancelled, extinguished or forfeited.

        Notwithstanding the preceding paragraph, if debentures are converted after a record date but prior to the next succeeding interest payment date, holders of such debentures at the close of business on the record date will receive the interest payable on such debentures on the corresponding interest payment date notwithstanding the conversion. Such debentures, upon surrender for conversion, must be accompanied by funds equal to the amount of interest payable on the debentures so converted; provided that no such payment need be made (1) if we have specified a redemption date that is after a record date but on or prior to the next succeeding interest payment date, (2) if we have specified a repurchase date following a designated event that is after a record date but on or prior to the next succeeding interest payment date or (3) to the extent of any overdue interest at the time of conversion with respect to such debenture.

        To convert your debenture into shares of our common stock (or a combination of cash and shares of our common stock if we elect net share settlement) you must:

  •
  complete and manually sign the conversion notice on the back of the debenture or facsimile of the conversion notice and deliver this notice to the conversion agent;

  •
  surrender the debenture to the conversion agent;

  •
  if required, furnish appropriate endorsements and transfer documents;

  •
  if required, pay all transfer or similar taxes; and

  •
  if required, pay funds equal to interest payable on the next interest payment date.

        The date you comply with these requirements is the conversion date under the indenture. If you hold a beneficial interest in a global debenture, to convert you must comply with the last three requirements listed above and comply with DTC's procedures for converting a beneficial interest in a global debenture.

Settlement Upon Conversion; Net Share Settlement

        Except to the extent we have elected net share settlement upon conversion of the debentures (as described below), we will deliver shares of our common stock in satisfaction of our obligation upon conversion of debentures. If we elect net share settlement, we will inform the holders through the trustee no later than the second trading day immediately following the related conversion date.

        We will treat all holders converting on the same trading day in the same manner. We will not, however, have any obligation to settle our conversion obligations arising on different trading days in the same manner. That is, we may choose on one trading day to settle in shares of our common stock only and choose on another trading day to settle in a combination of cash and shares of our common stock.

        If we elect net share settlement, we will settle conversion of debentures validly tendered for conversion in cash and shares of our common stock, if applicable. We will settle each $1,000 principal amount of debentures being converted by delivering, on the third trading day immediately following the last day of the related observation period, cash and shares of our common stock, if any, equal to the sum of the daily settlement amounts (as defined below) for each of the 20 trading days during the related observation period.

        The "observation period" with respect to any debenture means the 20 consecutive trading-day period beginning on and including the second trading day after you deliver your conversion notice to the conversion agent.

        The "daily settlement amount," for each of the 20 trading days during the observation period, shall consist of:

  •
  cash equal to the lesser of $50 and the daily conversion value relating to such day; and

  •
  if such daily conversion value exceeds $50, a number of shares equal to (A) the difference between such daily conversion value and $50, divided by (B) the daily VWAP of our common stock (or the consideration into which our common stock has been converted in connection with certain corporate transactions) on such day.

        The "daily conversion value" means, for each of the 20 consecutive trading days during the observation period, one-twentieth (1/20) of the product of (1) the applicable conversion rate and (2) the daily VWAP of our common stock (or the consideration into which our common stock has been converted in connection with certain corporate transactions) on such day.

        The "daily VWAP" for our common stock means, for each of the 20 consecutive trading days during the observation period, the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page FRNT <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day as our board of directors determines in good faith using a volume-weighted method). The daily VWAP of any reference property (as defined under "—Conversion Rate Adjustments—Treatment of Reference Property") will be determined in a corresponding manner.

        We will deliver cash in lieu of any fractional shares of common stock issuable in connection with payment of the amounts above (based on the last reported sale price of our common stock on the last day of the applicable observation period).

        The "last reported sale price" of our common stock or any other security on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which our common stock or such other security is traded or, if our common stock or such other security is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market. If our common stock or such other security is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the "last reported sale price" will be the last quoted bid price for our common stock or such other security in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If our common stock or such other security is not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for our common stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. The last reported sale price will be determined without reference to extended or after hours trading.

        "Trading day" means, with respect to our common stock or any other security, a day during which (i) trading in our common stock or such other security generally occurs, (ii) there is no market disruption event (as defined below) and (iii) a last reported sale price for our common stock or such other security (other than a last reported sale price referred to in the next to last sentence of such definition) is available for such day; provided that if our common stock or such other security is not admitted for trading or quotation on or by any exchange, bureau or other organization referred to in the preceding paragraph (excluding the next to last sentence of that paragraph), "trading day" will mean any business day.

        "Market disruption event" means, with respect to our common stock or any other security, the occurrence or existence for more than one-half hour period in the aggregate on any scheduled trading day for our common stock or such other security of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or such other security or in any options, contracts or future contracts relating to our common stock or such other security, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

Conversion Rate Adjustments

        The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the debentures participate, as a result of holding the debentures, in any of the transactions described below without having to convert their debentures.

  Adjustment Events.

            (1)   If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR'	=	CR0	×	OS' OS0

      where,

      CR0 = the conversion rate in effect immediately prior to such event;

      CR' = the conversion rate in effect immediately after such event;

      OS0 = the number of shares of our common stock outstanding immediately prior to such event; and

      OS' = the number of shares of our common stock outstanding immediately after such event.

            (2)   If we issue to all or substantially all holders of our common stock any rights, warrants or convertible securities entitling them for a period of not more than 60 calendar days to subscribe for or purchase shares of our common stock, at a price per share less than the last reported sale price of our common stock on the business day immediately preceding the date of announcement of such issuance, the conversion rate will be adjusted based on the following formula (provided that the conversion rate will be readjusted to the extent that such rights, warrants or convertible securities are not exercised prior to their expiration):

CR'	=	CR0	×	OS0 + X OS0 + Y

      where,

      CR0 = the conversion rate in effect immediately prior to such event;

      CR' = the conversion rate in effect immediately after such event;

      OS0 = the number of shares of our common stock outstanding immediately prior to such event;

      X = the total number of shares of our common stock issuable pursuant to such rights, warrants or convertible securities; and

      Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights, warrants or convertible securities divided by the average of the last reported sale prices of our common stock over the ten consecutive trading-day period ending on the business day immediately preceding the record date (or, if earlier, the "ex-date" relating such distribution) for the issuance of such rights, warrants or convertible securities.

            (3)   If we distribute shares of our capital stock, evidences of our indebtedness or other assets or property of ours to all or substantially all holders of our common stock, excluding:

      •
      dividends or distributions and rights or warrants referred to in clause (1) or (2) above;

      •
      dividends or distributions paid exclusively in cash; and

      •
      spin-offs to which the provisions set forth below in this paragraph (3) shall apply; then the conversion rate will be adjusted based on the following formula:

CR'	=	CR0	×	SP0 SP0 - FMV

      where,

      CR0 = the conversion rate in effect immediately prior to such distribution;

      CR' = the conversion rate in effect immediately after such distribution;

      SP0 = the average of the last reported sale prices of our common stock over the ten consecutive trading-day period ending on the business day immediately preceding the record date for such distribution (or, if earlier, the "ex-date" relating to such distribution); and

      FMV = the fair market value (as determined by our board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the record date for such distribution (or, if earlier, the "ex-date" relating to such distribution).

      With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which we refer to as a "spin-off," the conversion rate in effect immediately before 5:00 p.m., New York City time, on the record date fixed for determination of stockholders entitled to receive the distribution will be increased based on the following formula:

CR'	=	CR0	×	FMV0 + MP0 MP0

      where,

      CR0 = the conversion rate in effect immediately prior to such distribution;

      CR' = the conversion rate in effect immediately after such distribution;

      FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first ten consecutive trading-day period after the effective date of the spin-off; and

      MP0 = the average of the last reported sale prices of our common stock over the first ten consecutive trading-day period after the effective date of the spin-off.

      The adjustment to the conversion rate under the preceding paragraph will occur on the tenth trading day from, and including, the effective date of the spin-off; provided that in respect of any conversion within the ten trading days following any spin-off, references within this paragraph (3) to ten days shall be deemed replaced with such lesser number of trading days as have elapsed between such spin-off and the conversion date in determining the applicable conversion rate.

            (4)   If we pay any cash dividend or distribution to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

CR'	=	CR0	×	SP0 SP0 - C

      where,

      CR0 = the conversion rate in effect immediately prior to the record date for such distribution;

      CR' = the conversion rate in effect immediately after the record date for such distribution;

      SP0 = the last reported sale price of our common stock on the trading day immediately preceding the record date for such distribution (or, if earlier, the "ex-date" relating to such distribution); and

      C = the amount in cash per share we distribute to holders of our common stock.

            (5)   If we, any parent company or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock, if the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR'	=	CR0	×	AC + (SP' × OS') OS0 × SP'

      where,

      CR0 = the conversion rate in effect on the date such tender or exchange offer expires;

      CR' = the conversion rate in effect on the day next succeeding the date such tender or exchange offer expires;

      AC = the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares purchased in such tender or exchange offer;

      OS0 = the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires;

      OS' = the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires; and

      SP' = the average of the last reported sale prices of our common stock over the ten consecutive trading-day period commencing on the trading day next succeeding the date such tender or exchange offer expires.

            (6)   If someone other than us, any parent company or one of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock, in which, as of the closing date of the offer, our board of directors is not recommending rejection of the offer, we will increase the conversion rate based on the following formula:

CR'	=	CR0	×	FMV + (SP' × OS') OS0 × SP'

      where,

      CR0 = the conversion rate in effect on the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the "offer expiration time");

      CR' = the conversion rate in effect immediately following the offer expiration time;

      FMV  = the fair market value (as determined by our board of directors) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the offer expiration time (the "accepted purchase shares");

      OS0 = the number of shares of our common stock outstanding (including any accepted purchase shares) as of the offer expiration time;

      OS' = the number of shares of our common stock outstanding (less any accepted purchase shares) as of the offer expiration time; and

      SP' = the last reported sale price of our common stock on the trading day next succeeding the offer expiration time.

    The adjustment referred to in this clause (6) will only be made if:

    •
    the tender offer or exchange offer is for an amount that increases the offeror's ownership of our common stock to more than 25% of the total shares of common stock outstanding; and

    •
    the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price per share of common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to the tender or exchange offer.

    However, the adjustment referred to in this clause (6) will generally not be made if, as of the closing of the offer, the offering documents disclose a plan or an intention to cause us to engage in a consolidation or merger or a sale of all or substantially all of our assets.

        If, however, the application of the foregoing formulas would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

        As used in this section, "ex-date" means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question.

        Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

        Events That Will Not Result in Adjustments.    The conversion rate will not be adjusted:

  •
  upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

  •
  upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us, any parent company or any of our subsidiaries;

  •
  upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the debentures were first issued;

  •
  for a change in the par value of the common stock; or

  •
  for accrued and unpaid interest.

        Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share. We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, within one year of the first such adjustment carried forward, upon a fundamental change, upon any call of the debentures for redemption or upon maturity. Except as described in this section, we will not adjust the conversion rate.

  Treatment of Reference Property

        In the event of:

  •
  any reclassification of our common stock: or

  •
  a consolidation, merger or combination involving us; or

  •
  a sale or conveyance to another person of all or substantially all of our assets,

in which holders of our outstanding common stock would be entitled to receive cash, securities or other property for their shares of common stock, if you convert your debentures, subject to our right to elect net share settlement, your debentures will be convertible into, in lieu of the shares of our common stock otherwise deliverable, the same type (in the same proportions) of consideration received by holders of our common stock in the relevant event ("reference property"). If we elect net share settlement in respect of conversions of debentures following such event, upon conversion you will receive:

  •
  cash up to the aggregate principal amount thereof; and

  •
  in lieu of the shares of our common stock otherwise deliverable, reference property.

        If we elect net share settlement, the amount of cash and any reference property you receive will be based on the daily conversion values of reference property and the applicable conversion rate, as described above.

        For purposes of the foregoing, the type and amount of consideration that a holder of our common stock would have been entitled to in the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election.

        Treatment of Rights.    To the extent that we have a rights plan in effect upon conversion of the debentures into common stock, you will receive, in addition to the common stock, the rights under the rights plan, unless prior to any conversion the rights have separated from the common stock, in which case the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or assets as described in clause (3) under "—Adjustment Events" above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

        Voluntary Increases of Conversion Rate.    We are permitted, to the extent permitted by law and subject to the applicable rules of the Nasdaq National Market, to increase the conversion rate of the debentures by any amount if our board of directors determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock, in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. We will comply with any applicable provisions of Rule 13e-4 and any other applicable tender offer rules under the Exchange Act in the event of any such increase in the conversion rate.

        Tax Effect.    A holder may, in some circumstances, including the distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see "Certain U.S. Federal Income Tax Considerations."

Make Whole Amount Upon the Occurrence of a Fundamental Change

        If a fundamental change (as defined below) occurs prior to December 15, 2010, if you elect to convert your debentures at any time on or after the 30th scheduled trading day prior to the anticipated effective date of such fundamental change until the related fundamental change purchase date, the conversion rate will be increased by an additional number of shares of common stock (the "additional shares") as described below. We will notify holders of the occurrence of any such fundamental change and issue a press release no later than 30 scheduled trading days prior to the anticipated effective date of such transaction. We will settle conversions of debentures as described below under "—Settlement of Conversions in a Fundamental Change."

        The number of additional shares will be determined by reference to the table below and is based on the date on which the fundamental change becomes effective, which we refer to as the effective date, and the price (the "stock price") paid per share of our common stock in the fundamental change. If holders of our common stock receive only cash in the fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of our common stock over the five trading-day period ending on the trading day preceding the effective date of the fundamental change.

        The stock prices set forth in the first row of the table below (i.e., the column headers) will be adjusted as of any date on which the conversion rate of the debentures is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under "—Conversion of Debentures."

        The following table sets forth the number of additional shares per $1,000 principal amount of debentures:

	Stock Price
Effective Date
	$8.27	$10.00	$12.50	$15.00	$17.50	$20.00	$22.50	$25.00	$27.50	$30.00	$32.50	$35.00	$37.50	$40.00	$50.00
December 7, 2005	24.1833	18.2070	13.4430	10.6873	8.8679	7.5609	6.5674	5.7827	5.1451	4.6159	4.1693	3.7871	3.4563	3.1672	2.3025
December 15, 2006	22.5862	16.2640	11.6025	9.0999	7.5176	6.4051	5.5676	4.9086	4.3739	3.9303	3.5558	3.2353	2.9578	2.7150	1.9878
December 15, 2007	21.1796	14.2073	9.5642	7.3384	6.0243	5.1289	4.4625	3.9398	3.5159	3.1642	2.8671	2.6127	2.3923	2.1995	1.6212
December 15, 2008	20.0429	11.8127	7.0757	5.2183	4.2513	3.6221	3.1580	2.7935	2.4972	2.2508	2.0424	1.8639	1.7092	1.5739	1.1678
December 15, 2009	19.8300	8.8337	3.8720	2.6576	2.1732	1.8651	1.6325	1.4472	1.2957	1.1695	1.0626	0.9711	0.8917	0.8223	0.6140
December 15, 2010	24.1838	3.2648	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

        The exact stock price and effective date may not be set forth on the table, in which case:

  •
  If the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365/366-day year.

  •
  If the stock price is in excess of $50.00 per share, subject to adjustment, we will not increase the conversion rate by any additional shares.

  •
  If the stock price is less than $8.27 per share, subject to adjustment, we will not increase the conversion rate by any additional shares.

        Notwithstanding the foregoing, in no event will the total number of shares issuable upon conversion of a debenture exceed 120.9190 per $1,000 principal amount of debentures, subject to adjustment in the same manner as the conversion rate as set forth under "—Conversion Rate Adjustments."

        The receipt of the additional shares may be treated as a distribution subject to U.S. federal income tax as a dividend. See "Certain U.S. Federal Income Tax Considerations—Constructive Distributions."

        Our obligation to deliver the additional shares upon a fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Settlement of Conversions in a Fundamental Change

        As described above under "—Conversion Rate Adjustments—Treatment of Reference Property," upon effectiveness of any fundamental change, the debentures will be convertible into reference property or, if we elect net share settlement, cash and reference property as applicable. If, as described above under "Make Whole Amount Upon the Occurrence of a Fundamental Change," we are required to increase the conversion rate by the additional shares as a result of the fundamental change, and we do not elect net share settlement, debentures surrendered for conversion will be settled as follows:

  •
  If the date on which debentures are surrendered for conversion is prior to the third trading day preceding the effective date of the fundamental change (the "cut-off date"), we will settle such conversion by delivering the number of shares of our common stock (based on the conversion rate without regard to the number of additional shares to be added to the conversion rate as described above) on the third trading day immediately following the cut-off date. In addition, as soon as practicable following the effective date of the fundamental change, we will deliver the number of additional shares to be added to the conversion rate as described above, if any, or the equivalent of such shares in reference property, as applicable.

  •
  If the date on which debentures are surrendered for conversion is on or following the cut-off date, we will settle such conversion (based on the conversion rate as increased by the additional shares described above) on the later to occur of (i) the effective date of the transaction and (ii) the third trading day immediately following the cut-off date by delivering the number of shares of our common stock (based on the conversion rate without regard to the number of additional shares to be added to the conversion rate as described above) plus the number of additional shares to be added to the conversion rate as described above, if any, or the equivalent of such shares in reference property, as applicable.

        If we are required to increase the conversion rate by the additional shares as a result of the fundamental change, and we elect net share settlement, debentures surrendered for conversion will be settled as follows:

  •
  If the last day of the applicable observation period related to debentures surrendered for conversion is prior to the third trading day preceding the effective date of the fundamental change, we will settle such conversion as described under "—Settlement Upon Conversion; Net Share Settlement" above by delivering the amount of cash and shares of our common stock, if any (based on the conversion rate without regard to the number of additional shares to be added to the conversion rate as described above), on the third trading day immediately following the last day of the applicable observation period. In addition, as soon as practicable following the effective date of the fundamental change, we will deliver the increase in such amount of cash and reference property deliverable in lieu of shares of our common stock, if any, as if the conversion rate had been increased by such number of additional shares during the related observation period (and based upon the related daily VWAP prices during such observation period). If such increased amount results in an increase to the amount of cash to be paid to holders, we will pay such increase in cash, and if such increased settlement amount results in an increase to the number of shares of our common stock, we will deliver such increase by delivering reference property based on such increased number of shares.

  •
  If the last day of the applicable observation period related to debentures surrendered for conversion is on or following the third scheduled trading day preceding the effective date of the fundamental change, we will settle such conversion as described under "—Settlement Upon Conversion; Net Share Settlement" above (based on the conversion rate as increased by the additional shares described above) on the later to occur of (i) the effective date of the transaction and (ii) the third trading day immediately following the last day of the applicable observation period.

Optional Redemption by Frontier

        We may not redeem the debentures prior to December 20, 2010. On and after December 20, 2010, we may redeem the debentures in whole or in part at a redemption price equal to 100% of the principal amount of the debentures plus accrued and unpaid interest, if any, to, but excluding, the redemption date. However, if the redemption date occurs after a record date and on or prior to the corresponding interest payment date, we will pay accrued and unpaid interest to, but excluding, the redemption date, to the record holder on the record date corresponding to such interest payment date and the redemption price payable to the holder who presents the debenture for redemption will be 100% of the principal amount of such debenture. We are required to give notice of redemption by mail to holders not more than 60 but not less than 30 days prior to the redemption date. This notice will state, among other things, whether we have elected to settle our obligation upon conversion in a combination of cash and shares of our common stock in lieu of shares of our common stock only, and, in the event that we have elected net share settlement, the date on which the observation period will begin.

        If less than all of the outstanding debentures are to be redeemed, the trustee will select the debentures to be redeemed in principal amounts of $1,000 or multiples of $1,000 by lot, pro rata or by another method the trustee considers fair and appropriate. If a portion of your debentures is selected for partial redemption and you convert a portion of your debentures, the converted portion will be deemed to the extent practicable to be of the portion selected for redemption.

        We may not redeem the debentures if we have failed to pay any interest on the debentures and such failure to pay is continuing, or if the principal amount of the debentures has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

Repurchase at Option of the Holder

        Holders have the right to require us to repurchase the debentures for cash on December 15, 2010, 2015, and 2020, each of which we refer to as a "repurchase date." We will be required to repurchase any outstanding debentures for which you deliver a written repurchase notice to the paying agent. This notice must be delivered during the period beginning at any time from the opening of business on the date that is 20 business days prior to the relevant repurchase date until the close of business on the business day immediately preceding the repurchase date. If the repurchase notice is given and withdrawn during the period, we will not be obligated to repurchase the related debentures. Our repurchase obligation will be subject to certain additional conditions.

        The repurchase price payable will be equal to 100% of the principal amount of the debentures to be repurchased plus accrued and unpaid interest, to, but excluding, the repurchase date.

        We must give notice of each repurchase date not less than 20 business days prior to such repurchase date to all holders at their addresses shown in the debenture register, and to beneficial owners as required by applicable law. This notice will state, among other things, the procedures that holders must follow to require us to repurchase their debentures.

        A holder's notice electing to require us to repurchase such holder's debentures must state:

  •
  if certificated debentures have been issued, the debentures' certificate numbers (if not certificated, the notice must comply with appropriate DTC procedures);

  •
  the portion of the principal amount of debentures to be repurchased, in multiples of $1,000; and

  •
  that the debentures are to be repurchased by us pursuant to the applicable provisions of the indenture.

        You may withdraw any repurchase notice by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the repurchase date. The notice of withdrawal must state:

  •
  the principal amount of the withdrawn debentures;

  •
  if certificated debentures have been issued, the certificate numbers of the withdrawn debentures (if not certificated, the notice must comply with appropriate DTC procedures); and

  •
  the principal amount, if any, that remains subject to the repurchase notice.

        A holder must either effect book-entry transfer or deliver the debentures, together with necessary endorsements, to the office of the paying agent after delivery of the repurchase notice to receive payment of the repurchase price. A holder will receive payment on the repurchase date or, if later, the time of book-entry transfer or the delivery of the debentures. If the paying agent holds money or securities sufficient to pay the repurchase price of the debentures on the repurchase date, then:

  •
  the debentures will cease to be outstanding;

  •
  interest will cease to accrue; and

  •
  all other rights of the holder will terminate, other than the right to receive the repurchase price and accrued interest upon delivery of the debentures.

This will be the case whether or not book-entry transfer of the debentures is made or whether or not the debentures are delivered to the paying agent.

        The foregoing provisions would not necessarily protect holders of the debentures if highly leveraged or other transactions involving us occur that may adversely affect holders.

        Our ability to repurchase debentures on any repurchase date is subject to important limitations. Any future credit agreements or other agreements relating to our or any of our affiliates' indebtedness may contain provisions prohibiting repurchase of the debentures under certain circumstances, or expressly prohibit our repurchase of the debentures. If a repurchase date occurs at a time when we are prohibited from repurchasing debentures, we could seek the consent of our lenders to repurchase the debentures or attempt to refinance this indebtedness. If we do not obtain this consent, we would not be permitted to repurchase the debentures. Our failure to repurchase tendered debentures would constitute an event of default under the indenture, which might constitute a default under the terms of our other indebtedness.

        No debentures may be repurchased by us at the option of the holders on any repurchase date if the principal amount of the debentures has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

Repurchase at Option of the Holder Upon a Designated Event

        If a designated event occurs at any time prior to the maturity of the debentures, you will have the right to require us to repurchase your debentures for cash, in whole or in part, on a repurchase date that is not less than 30 nor more than 60 days after the date of our notice of the designated event. The debentures will be repurchased in multiples of $1,000 principal amount.

        We will repurchase the debentures at a price equal to 100% of the principal amount to be redeemed, plus accrued and unpaid interest to, but excluding, the repurchase date. However, if the repurchase date occurs after a record date and on or prior to the corresponding interest payment date, we will pay accrued and unpaid interest to, but excluding, the repurchase date, to the record holder on the record date corresponding to such interest payment date and the repurchase price payable to the holder who presents the debenture for repurchase will be 100% of the principal amount of such debenture.

        We will mail to all record holders a notice of a designated event within ten days after it has occurred. We are also required to deliver to the trustee a copy of the designated event notice. If you elect to have your debentures repurchased, you must deliver to us or our designated agent, on or before the repurchase date specified in our designated event notice, your repurchase notice and any debentures to be repurchased, duly endorsed for transfer. We will promptly pay the repurchase price for debentures surrendered for repurchase following the later of the repurchase date and the time of book-entry transfer or delivery of the debentures to be repurchased, duly endorsed for transfer. If the paying agent holds money sufficient to pay the repurchase price for any debenture on the business day following the repurchase date, then, on and after such date, the debentures will cease to be outstanding, interest will cease to accrue and all other rights of the holder will terminate, except the right to receive the repurchase price and accrued interest. This will be the case whether or not book-entry transfer of the debenture has been made or the debenture has been delivered to the paying agent.

        You may withdraw any written repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the repurchase date. The withdrawal notice must state:

  •
  the principal amount of the withdrawn debentures;

  •
  if certificated debentures have been issued, the certificate numbers of the withdrawn debentures or, if your debentures are not certificated, your withdrawal notice must comply with appropriate DTC procedures; and

  •
  the principal amount, if any, that remains subject to the repurchase notice.

        A "designated event" will be deemed to have occurred upon a fundamental change or a termination of trading.

        A "fundamental change" is any transaction or event, whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise, in connection with which 50% or more of our common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not at least 90% common stock that:

  •
  is listed on, or immediately after the transaction or event will be listed on, a U.S. national securities exchange, or

  •
  is approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq National Market or any similar U.S. system of automated dissemination of quotations of securities prices.

        A "termination of trading" will be deemed to have occurred if our common stock, or other common stock into which the debentures are then convertible, is neither listed for trading on a U.S. national securities exchange nor approved for trading on the Nasdaq National Market.

        We will comply with any applicable provisions of Rule 13e-4 and any other applicable tender offer rules under the Exchange Act in the event of a designated event.

        These designated event repurchase rights could discourage a potential acquirer. However, this designated event repurchase feature is not the result of management's knowledge of any specific effort to obtain control of us by means of a merger, tender offer or solicitation, or part of a plan by management to adopt a series of anti-takeover provisions. The term "fundamental change" is limited to specified transactions and may not include other events that might adversely affect our financial condition or business operations. Our obligation to offer to repurchase the debentures upon a designated event would not necessarily afford you protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

        We may be unable to repurchase the debentures in the event of a designated event. If a designated event were to occur, we may not have enough funds to pay the repurchase price for all tendered debentures. Any future credit agreements or other agreements relating to our or any of our affiliates' indebtedness may contain provisions prohibiting repurchase of the debentures under some circumstances, or expressly prohibit our repurchase of the debentures upon a designated event or may provide that a designated event constitutes an event of default under that agreement. If a designated event occurs at a time when we are prohibited from repurchasing debentures, we could seek the consent of our lenders to repurchase the debentures or attempt to refinance this debt. If we do not obtain consent or refinance the debt, we would not be permitted to repurchase the debentures. Our failure to repurchase tendered debentures would constitute an event of default under the indenture, which might constitute a default under the terms of our other indebtedness.

Merger and Sale of Assets by Frontier

        We may not consolidate or merge with or into any other person or convey, transfer, or lease all or substantially all of our assets, or accept a conveyance, transfer or lease of all or substantially all of the assets of another person unless:

  •
  we are the resulting or surviving person or the resulting, surviving or acquiring person, if other than us, is a corporation organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debentures and performance of the covenants in the indenture;

  •
  immediately after the transaction, no event of default exists; and

  •
  we deliver an officer's certificate and an opinion of counsel to the trustee stating that any such transaction is in compliance with the terms of the indenture.

        If we consolidate or merge with or into any other person and we are not the resulting or surviving person or we convey, transfer or lease all or substantially all of our assets according to the terms and conditions of the indenture, the resulting, surviving or acquiring corporation will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, other than in the case of a lease, the successor corporation may exercise our rights and powers under the indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the indenture and under the debentures.

        Notwithstanding the foregoing, as described under "—Possible Creation of Parent Holding Company," if we were to create a parent holding company, the debentures would become obligations of the parent holding company and Frontier Airlines, Inc. would issue an unsecured guarantee of the debentures.

Events of Default; Notice and Waiver

        The following will be events of default under the indenture:

  •
  we fail to pay principal of any debenture when due at maturity, upon redemption, repurchase or otherwise;

  •
  we fail to pay any interest on the debentures, when due and such failure continues for a period of 30 days;

  •
  we fail to perform or observe any other covenant or warranty that we have made in the indenture for 60 days after written notice as provided in the indenture; or

  •
  certain events involving our bankruptcy, insolvency or reorganization affecting us.

        The trustee may withhold notice to the holders of the debentures of any default, except defaults in payment of principal or interest on the debentures. However, the trustee must consider it to be in the interest of the holders of the debentures to withhold this notice.

        If an event of default occurs and continues, the trustee or the holders of at least 25% in principal amount of the outstanding debentures may declare the principal and accrued interest on the outstanding debentures to be immediately due and payable. In case of some events of bankruptcy or insolvency involving us, the principal and accrued interest on the debentures will automatically become due and payable. However, if we cure all defaults, except the nonpayment of principal or interest that became due as a result of the acceleration, and meet some other conditions, with some exceptions, this declaration may be cancelled and the holders of a majority of the principal amount of outstanding debentures may waive these past defaults.

        Payments of principal or interest on the debentures that are not made when due will accrue interest at the annual rate of 1% above the then applicable interest rate from the required payment date.

        Other than its duties in the case of a default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holder of the debentures, unless the holder offers the trustee reasonable indemnification.

        If reasonable indemnification is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debentures may, with respect to the debentures, direct the time, method and place of:

  •
  conducting any proceeding for any remedy available to the trustee; or

  •
  exercising any trust or power conferred upon the trustee.

        The holder of a debenture will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

  •
  the holder has previously given the trustee written notice of a continuing event of default with respect to the debentures and offered reasonable indemnification to the trustee to begin the proceeding;

  •
  the holders of not less than 25% in aggregate principal amount of the outstanding debentures have requested that the trustee begin the proceeding;

  •
  the trustee has not started the proceeding within 60 days after receiving the request; and

  •
  the trustee has not received directions inconsistent with the request from the holders of a majority in aggregate principal amount of the outstanding debentures during those 60 days.

        However, the holder of any debenture will have an absolute right to receive payment of principal of and any premium and interest on the debenture when due and to institute suit to enforce the payment.

Modification and Waiver

        Under the indenture, we and the trustee can modify or amend the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debentures. However, we may not, without the consent of the holder of each debenture affected:

  •
  change the stated maturity date of any payment of principal or interest;

  •
  reduce the principal amount or any amount payable upon redemption or repurchase of such debenture;

  •
  change the currency in which any payment on the debentures is payable;

  •
  limit a holder's right to sue us for the enforcement of payments due on the debentures;

  •
  reduce the percentage of outstanding debentures required to consent to a modification or amendment of the indenture;

  •
  change any obligation of ours to maintain an office or agency in the places and for the purposes specified in the indenture;

  •
  adversely change our obligation to repurchase such debenture at the option of the holder or upon a designated event;

  •
  reduce the number of shares or the amount of any other property receivable upon conversion, including any additional shares, other than in accordance with the provisions of the indenture, or otherwise impair the right of a holder to convert such debenture; or

  •
  modify any of the foregoing requirements or a reduction in the percentage of outstanding debentures required to waive compliance with certain provisions of the indenture or to waive certain defaults under the indenture.

        We are permitted to modify some provisions of the indenture without the consent of the holders of the debentures.

        Under the indenture, the holders of a majority in aggregate principal amount of the outstanding debentures may, on behalf of all holders of debentures:

  •
  waive compliance by us with certain covenants of the indenture; and

  •
  waive any past default under the indenture, except:

  •
  a default in the payment of the principal of or any premium or interest on any debenture; or

  •
  a default under any provision of the indenture that itself cannot be modified or amended without the consent of the holders of each outstanding debenture.

Defeasance and Discharge

        The defeasance and discharge provisions of the indenture described in the prospectus under "Description of Debt Securities—Defeasance" will not apply to the debentures.

Form, Denomination and Registration

        The debentures will be issued:

  •
  in fully registered form;

  •
  without interest coupons; and

  •
  in denominations of $1,000 principal amount and multiples of $1,000.

Global Debenture, Book-Entry Form

        Debentures will be evidenced by one or more global debentures. We will deposit the global debenture or debentures with DTC and register the global debentures in the name of Cede & Co. as DTC's nominee. Except as set forth below, a global debenture may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        Beneficial interests in a global debenture may be held directly through DTC if such holder is a participant in DTC, or indirectly through organizations that are participants in DTC, whom we refer to as participants. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that some persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global debenture to such persons may be limited.

        Holders who are not participants may beneficially own interests in a global debenture held by DTC only through participants, or some banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, who we refer to as indirect participants. So long as Cede & Co., as the nominee of DTC, is the registered owner of a global debenture, Cede & Co. for all purposes will be considered the sole holder of such global debenture. Except as provided below, owners of beneficial interests in a global debenture will:

  •
  not be entitled to have certificates registered in their names;

  •
  not receive physical delivery of certificates in definitive registered form; and

  •
  not be considered holders of the global debenture.

        We will pay interest on and the redemption price or repurchase price, as the case may be, of a global debenture to Cede & Co., as the registered owner of the global debenture, by wire transfer of immediately available funds on each interest payment date or the redemption date or repurchase date, as the case may be. Neither we, the trustee nor any paying agent will be responsible or liable:

  •
  for the records relating to, or payments made on account of, beneficial ownership interests in a global debenture; or

  •
  for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We have been informed that DTC's practice is to credit participants' accounts upon receipt of funds on that payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount represented by a global debenture as shown in the records of DTC. Payments by participants to owners of beneficial interests in the principal amount represented by a global debenture held through participants will be the responsibility of the participants, as is now the case with securities held for the accounts of customers registered in "street name."

        Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global debenture to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing its interest.

        Neither we, the trustee, registrar, paying agent nor conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of debentures, including the presentation of debentures for exchange, only at the direction of one or more participants to whose account with DTC interests in the global debenture are credited, and only in respect of the principal amount of the debentures represented by the global debenture as to which the participant or participants has or have given such direction.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global debenture among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue debentures in certificated form in exchange for global debentures.

Information Concerning the Trustee; Reports by Frontier

        We have appointed U.S. Bank, National Association, the trustee under the indenture, as paying agent, conversion agent, debenture registrar and custodian for the debentures. The trustee or its affiliates may provide banking and other services to us in the ordinary course of their business.

        The indenture contains limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in some cases or to realize on some property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the debentures, the trustee must eliminate such conflict or resign.

        In the indenture, we have agreed to file with the trustee and transmit to holders of the debentures such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the time and in the manner required by such Act. Notwithstanding this obligation, however, we will only be required to file with the trustee and transmit to holders any information, documents or reports required to be filed with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act within 15 days after the same are actually filed with the SEC.

Governing Law

        The debentures and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

        The following descriptions of our common stock and preferred stock summarize the material terms and provision of these types of securities. For the complete terms of our common stock and preferred stock, please refer to our restated articles of incorporation, amended and restated bylaws and shareholder rights agreement, as amended, that are incorporated by reference into the registration statement that includes this prospectus or may be incorporated by reference in this prospectus. The terms of these securities may also be affected by the Colorado Business Corporation Act. The summary below is qualified in its entirety by reference to our restated articles of incorporation, amended and restated bylaws and shareholder rights agreement, as amended.

Authorized Capitalization

        Our capital structure consists of 100,000,000 authorized shares of common stock, no par value per share, and 1,000,000 shares of undesignated preferred stock, no par value per share. As of November 28, 2005, an aggregate of 36,189,705 shares of our common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

        Each holder of our common stock is entitled to one vote for each share of common stock held on all matters as to which holders of common stock are entitled to vote and do not have cumulative voting rights. However, federal law may limit the voting rights of non-U.S. citizens holding our common stock. Except for and subject to those preferences, rights, and privileges expressly granted to the holders of our preferred stock, and except as may be provided by the laws of the State of Colorado, the holders of our common stock have exclusively all other rights of shareholders of our company, including (i) the right to receive dividends, when, as and if declared by our board of directors out of funds legally available for such dividends; and (ii) in the event of any distribution of assets upon our dissolution and liquidation, the right to receive ratably and equally all of our assets remaining after payment of indebtedness and other liabilities and the satisfaction of any liquidation preferences granted to the holders of any outstanding shares of preferred stock or other equity securities ranking senior to the common stock.

        Holders of our common stock have no preemptive rights and no conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All the outstanding shares of common stock are, and the shares issuable upon conversion of the debentures offered by this prospectus, when issued upon conversion, will be, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any shares of our preferred stock.

Preferred Stock

        We currently have no outstanding shares of preferred stock. Under our restated articles of incorporation, our board of directors is authorized to issue shares of our preferred stock from time to time, in one or more classes or series, without shareholder approval. Prior to the issuance of shares of each series, the board of directors is required by the Colorado Business Corporation Act and our articles of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Colorado. The certificate of designation fixes the designations, powers, preferences, rights, qualifications, limitations and restrictions for each class or series of preferred stock.

        In some cases, the issuance of preferred stock without shareholder approval could discourage or make more difficult attempts to take control of our company through a merger, tender offer, proxy contest or otherwise. Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of our company from acquiring enough voting shares necessary to take control.

Registration Rights

        In connection with a $70 million loan we obtained in February 2003 that was guaranteed by the Air Transportation Stabilization Board, or ATSB, we issued warrants allowing the ATSB and two other guarantors to purchase shares of our common stock. We have entered into a registration rights agreement with these warrant holders entitling them to registration rights with respect to the shares underlying their warrants. Pursuant to the registration rights agreement, the warrant holders holding 50% or more of the warrants or underlying shares of common stock can require us to register the resale of all or part of their shares at any time after the shares are issued. After we have completed three such registrations we are no longer subject to these demand registration rights. In addition, holders of the securities with registration rights may also require us to include their shares in future registration statements that we file, subject to cutback at the option of the underwriters of such an offering. Upon any of these registrations, these shares will be freely tradable in the public market without restriction.

        If the warrant holders collectively hold shares of our common stock and warrants to purchase common stock equal to less than 10% of our total issued and outstanding common stock, and the shares held by the warrant holders may be sold pursuant to Rule 144(k), the holders will cease to have any registration rights under the agreement with respect to their shares. They may continue, however, to sell their shares pursuant to Rule 144 under the Securities Act.

Anti-Takeover Provisions Contained in our Articles of Incorporation and Bylaws

        Certain provisions of our restated articles of incorporation and amended and restated bylaws make it less likely that our management would be changed or someone would acquire voting control of our company without our board's consent. These provisions may delay, deter or prevent tender offers or takeover attempts that shareholders may believe are in their best interests, including tender offers or attempts that might allow shareholders to receive premiums over the market price of their common stock, and are in addition to the anti-takeover effect that our ability to issue preferred stock without shareholder approval may have, as described above.

        Authorized but Unissued or Undesignated Capital Stock.    Our authorized capital stock consists of 100,000,000 shares of common stock, 36,189,705 shares of which were issued and outstanding as of November 28, 2005. The authorized but unissued common stock may be issued by the board of directors in one or more transactions. The issuance of shares of common stock pursuant to the board of director's authority described above could adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control. The board of directors does not currently intend to seek shareholder approval prior to any issuance of common stock, unless otherwise required by law or contractual restrictions.

        Special Meetings of Shareholders.    Our amended and restated bylaws provide that special meetings of our shareholders may be called only by our board of directors, by our president, or upon the request of the holders of not less than 10% of all of our outstanding shares of common stock. Accordingly, holders of less than 10% of our common stock may not be able to call a meeting of shareholders.

        Number of Directors; Filling Vacancies.    Our amended and restated bylaws provide that the board of directors will consist of such number of directors as may be set by resolution of the then-current board. Further, the bylaws authorize the board of directors to fill newly created directorships. Accordingly, this provision could prevent a shareholder from obtaining majority representation on the board of directors by permitting the board of directors to enlarge the size of the board and fill the new directorships with its own nominees.

        Other Anti-Takeover Provisions.    Certain of our outstanding and unvested stock options have a feature that may have the effect of discouraging, delaying or preventing a change in control or unsolicited acquisition proposals. In the event of a change in control, certain stock options immediately become vested in full and exercisable. Also, in the event of a merger or consolidation in which we are not the surviving corporation, the sale of all or substantially all of our assets, certain reorganizations or our liquidation, certain options may, at the election of the holder, become immediately exercisable.

Rights Agreement

        The following is only a summary of the material terms of our shareholder rights agreement, as amended, and we refer you to a copy of this agreement and its amendments, which are listed as Exhibit 4.2 to our most recent Annual Report on Form 10-K. Each statement is qualified in its entirety by such reference.

        In February 1997, our board of directors declared a dividend distribution of one right for each outstanding share of our common stock to shareholders of record at the close of business on March 15, 1997. Except as described below, each right, when exercisable, entitles the registered holder to purchase from us one share of common stock at a purchase price of $65.00 per share, subject to adjustment. The rights expire at the close of business on February 20, 2007, unless we redeem or exchange them earlier as described below. As a result of the 50 percent stock dividend we distributed on March 5, 2001, there are currently 0.67 rights associated with each outstanding share of common stock.

        The rights are exercisable upon the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons, such person or group referred to as an "acquiring person," other than us, our subsidiaries or any person receiving newly-issued shares of common stock directly from us or indirectly via an underwriter in connection with a public offering by us has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of common stock, such date referred to as the "stock acquisition date," or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of such outstanding shares of common stock. If any person becomes an acquiring person other than pursuant to a qualifying offer (as defined below), each holder of a right has the right to receive, upon exercise, common stock (or, in certain circumstances, cash, property or other securities of the company) having a value equal to two times the exercise price of the right. Notwithstanding any of the foregoing, all rights that are beneficially owned by any acquiring person will be null and void. However, rights are not exercisable in any event until such time as the rights are no longer redeemable by us as set forth below.

        A "qualifying offer" means a tender offer or exchange offer for, or merger proposal involving, all outstanding shares of common stock at a price and on terms determined by at least a majority of our board of directors who are not our officers or employees and who are not related to the person making such offer, to be fair to and in our best interests and the best interests of our shareholders. If after the stock acquisition date we are acquired in a merger or other business combination transaction in which the common stock is changed or exchanged or in which we are not the surviving corporation (other than a merger that follows a qualifying offer) or 50% or more of our assets or earning power is sold or transferred, each holder of a right shall have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the right.

        The purchase price payable, and the number of shares of common stock or other securities or property issuable, upon exercise of the right, and the number of rights associated with each share of common stock, are all subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the common stock, (ii) if holders of the common stock are granted certain rights or warrants to subscribe for common stock or convertible securities at less than the current market price of the common stock, or (iii) upon the distribution to holders of the common stock of evidences of indebtedness or assets or of subscription rights or warrants. At any time until ten days following the stock acquisition date, we may redeem the rights in whole at a price of $.01 per right. Upon the action of the board of directors ordering redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the $.01 redemption price. While the distribution, if any, of the rights will not be taxable to shareholders or to us, shareholders may, depending upon the circumstances, recognize taxable income if the rights become exercisable for our common stock or for common stock of the acquiring company.

        The rights trade automatically with shares of common stock, and are designed to protect the interests of our company and shareholders against coercive takeover tactics. The rights are also designed to encourage potential acquirors to negotiate with our board of directors before attempting a takeover and to increase the ability of our board of directors to negotiate terms of any proposed takeover that benefit our shareholders. The rights may, but are not intended to, deter takeover proposals that may be in the best interests of our shareholders.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Mellon Investor Services, LLC.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain United States federal income tax consequences of an investment in the debentures by a "U.S. holder" (as defined below) who purchases debentures upon their initial issuance in this offering at the offering price. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service ("IRS") rulings and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect, or different interpretations. This summary does not discuss all aspects of United States federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as debentures, or common stock received pursuant to a conversion of debentures, held by investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, non-United States persons, partnerships and other pass-through entities and tax-exempt organizations (including private foundations)) or to persons that will hold debentures, or common stock received pursuant to a conversion of debentures, as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for United States federal income tax purposes, that have a functional currency other than the United States dollar or that may be subject to the alternative minimum tax, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss any non-United States, state, or local tax considerations. This summary assumes that investors will hold their debentures and common stock received pursuant to a conversion of debentures as "capital assets" (generally, property held for investment) under the Code. Each prospective investor is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in the debentures or common stock received pursuant to a conversion of debentures.

        As used herein, a "U.S. holder" is a beneficial owner of debentures that is, for United States federal income tax purposes:

    1.
    a citizen or resident alien individual of the United States;

    2.
    a corporation or other entity treated as a corporation for United States federal income tax purposes created or organized in or under the laws of the United States or any state thereof (including the District of Columbia);

    3.
    an estate the income of which is subject to United States federal income tax regardless of its source; or

    4.
    a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (B) the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        If a partnership or other entity taxable as a partnership holds debentures (or common stock upon conversion), the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners of partnerships holding debentures or common stock should consult their tax advisors.

Interest

        Payments of interest made to a U.S. holder in respect of the debentures, including any accrued and unpaid interest deemed to have been paid upon conversion, will be subject to United States federal income tax as ordinary income when received or accrued in accordance with such U.S. holder's regular method of tax accounting for United States federal income tax purposes.

Conversion of Debentures if We Do Not Elect Net Share Settlement

        If we do not elect "net share settlement" upon conversion (see "Description of the Debentures—Settlement Upon Conversion; Net Share Settlement"), a U.S. holder generally will not recognize any gain or loss upon conversion of a debenture into common stock except with respect to cash received in lieu of a fractional share and common stock received that is attributable to accrued but unpaid interest not previously included in your gross income. The U.S. holder's aggregate tax basis in the common stock received on conversion of a debenture will be the same as its adjusted tax basis in the debenture at the time of conversion (reduced by any tax basis allocable to a fractional share interest for which the U.S. holder received cash), and the holding period for such common stock received on conversion will generally include the holding period of the debenture converted. The U.S. holder's adjusted tax basis in a debenture generally will equal the cost of the debenture to the U.S. holder.

        Cash received in lieu of a fractional share of common stock should generally be treated as a payment in exchange for such fractional share rather than as a dividend. Therefore, a U.S. holder will recognize capital gain or loss for United States federal income tax purposes upon the receipt of cash in lieu of a fractional share of common stock in an amount equal to the difference between the amount of cash received and such holder's adjusted tax basis in such fractional share. This capital gain or loss will be taxable as described under "—Sale or Exchange of Debentures or Common Stock Received Upon Conversion of Debentures" below.

        Common stock received upon a conversion that is attributable to accrued but unpaid interest not previously included in gross income will be subject to tax as ordinary income. In addition, a U.S. holder's tax basis in common stock received upon a conversion that is attributable to accrued and unpaid interest should be equal to the amount of such accrued and unpaid interest and the holding period for common stock attributable to accrued and unpaid interest may begin no earlier than the date the interest accrued and may begin as late as on the day following the date of conversion.

        Notwithstanding the foregoing, if a U.S. holder converts a debenture in connection with a fundamental change, the tax consequences of the make whole amount that you may be entitled to receive are unclear. In such an instance, the U.S. holder could be required to recognize income or gain on the receipt of the make-whole amount regardless of the fact the make whole amount has been paid in common stock.

Conversion of Debentures if We Elect Net Share Settlement

        If we elect a "net share settlement" upon conversion (see "Description of the Debentures—Settlement Upon Conversion; Net Share Settlement"), the United States federal income tax treatment of a U.S. holder's conversion of the debentures into our common stock and cash is uncertain. U.S. holders should consult their tax advisors to determine the correct treatment of such conversion. It is possible that the conversion may be treated as a partially taxable exchange as briefly discussed below.

        Possible treatment as part conversion and part redemption.    The conversion of a debenture into shares of our common stock and cash may be treated for United States federal income tax purposes as in part a conversion into stock and in part a payment in redemption of a portion of the debentures. In that event, a U.S. holder would not recognize any income, gain or loss with respect to the portion of the debentures considered to be converted into stock, except with respect to any cash received in lieu of a fractional share of stock and shares of our common stock received that are attributable to accrued but unpaid interest not previously included in gross income, as discussed above. A U.S. holder's adjusted tax basis in the stock received upon conversion generally would be equal to the portion of its adjusted tax basis in a debenture allocable to the portion of the debenture deemed converted (less the basis allocable to any fractional share for which the U.S. holder receives cash). A U.S. holder's holding period for such common stock generally would include the period during which the U.S. holder held the debenture.

        With respect to the part of the conversion that would be treated under this characterization as a payment in redemption of the remaining portion of the debenture, a U.S. holder generally would recognize gain or loss equal to the difference between the amount of cash received and the U.S. holder's adjusted tax basis allocable to such portion of the debenture. Gain or loss recognized will be long-term capital gain or loss if the U.S. holder has held the debenture for more than one year. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gains are generally eligible for a reduced rate of United States federal income taxation. The deductibility of capital losses is subject to certain limitations under the Code.

        Possible treatment as a recapitalization.    The conversion of a debenture into our common stock and cash may instead be treated in its entirety as a recapitalization for United States federal income tax purposes, in which case a U.S. holder would be required to recognize gain on the conversion but would not be allowed to recognize any loss. Accordingly, such tax treatment may be less favorable to a U.S. holder than if the conversion were treated as part conversion and part redemption, as described above. If the conversion constitutes a recapitalization, a U.S. holder generally would recognize gain (but not loss) in an amount equal to the lesser of (i) the excess (if any) of (A) the amount of cash (not including cash received in lieu of fractional shares, which would be treated in the manner described above) and the fair market value of common stock received (treating fractional shares as received for this purpose) in the exchange, excluding any amounts attributable to accrued but unpaid interest over (B) the U.S. holder's adjusted tax basis in the debentures; and (ii) the amount of cash received upon conversion (other than cash received in lieu of fractional shares). The U.S. holder would have an aggregate tax basis in the common stock received in the conversion equal to the aggregate tax basis of the debentures converted (less any basis allocable to any fractional shares deemed received in the conversion), decreased by the aggregate amount of cash (other than cash in lieu of fractional shares) received upon conversion and increased by the aggregate amount of gain (if any) recognized upon conversion (other than gain realized as a result of cash received in lieu of fractional shares). The holding period for such common stock received by the U.S. holder would include the period during which the U.S. holder held the debentures. Gain or loss recognized will be long-term capital gain or loss if the U.S. holder has held the debentures for more than one year. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gains are generally eligible for a reduced rate of taxation. The deductibility of capital losses is subject to certain limitations under the Code.

        Treatment of accrued and unpaid interest.    Notwithstanding the foregoing, in either characterization, the amount received by a U.S. holder on the conversion of a debenture will be subject to United States federal income tax as ordinary income to the extent such amount is attributable to accrued and unpaid interest not previously included in gross income.

U.S. holders are urged to consult their tax advisors with respect to the United States federal income tax consequences resulting from the exchange of debentures into a combination of cash and common stock.

Sale or Exchange of Debentures or Common Stock Received Upon Conversion of Debentures

        Upon the sale or exchange of a debenture (other than a conversion), or of common stock received upon conversion of a debenture, a U.S. holder generally will recognize capital gain or loss equal to the difference between (a) the amount of cash proceeds and the fair market value of any property received on such sale or exchange (except to the extent such amount is attributable to accrued interest, which will be subject to tax as ordinary income to the extent not previously included in gross income by the U.S. holder) and (b) the U.S. holder's adjusted tax basis in the debenture or common stock. Such gain or loss will be long-term if the U.S. holder is treated as holding the debenture or common stock received upon conversion of a debenture, for more than one year at the time of sale or exchange. Generally, long-term capital gain for certain non-corporate U.S. holders (including individuals) is eligible for a reduced rate of taxation. The amount deductible in respect of a capital loss is subject to limitations under the Code.

Constructive Distributions

        If at any time we make a distribution of property to our stockholders that would be taxable to the stockholders as a dividend for United States federal income tax purposes and, in accordance with the anti-dilution provisions of the debentures, the conversion rate of the debentures is adjusted, such adjustment generally will be deemed to be the payment of a taxable dividend, for United States federal income tax purposes, to U.S. holders of the debentures. For example, an adjustment of the conversion rate in the event of distributions of our debt instruments, or our assets, or an adjustment in the event of a cash dividend, generally will result in deemed dividend treatment to U.S. holders of the debentures. An adjustment resulting from the make whole payment as described above in "Description of the Debentures—Make Whole Amount Upon the Occurrence of a Fundamental Change" also may potentially result in deemed dividend treatment to U.S. holders of the debentures to the extent that a U.S. holder's share of our assets or earnings is increased. In contrast, an adjustment in the event of pro rata stock dividends or the pro rata distribution of rights to subscribe for our common stock generally will not result in a taxable distribution to U.S. holders of debentures for United States federal income tax purposes. As a result, a U.S. holder could have taxable income as a result of an event pursuant to which the U.S. holder receives no cash or property. Moreover, if there is not a full adjustment to the conversion ratio of the debentures to reflect a stock dividend or other event increasing the proportionate interest of the shareholders in our assets or earnings and profits, then such increase in the proportionate interest of the shareholders generally will be treated as a distribution to the shareholders, taxable as a dividend to the extent of our current and/or accumulated earnings and profits. Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing dilution in the interest of the U.S. holders of the debentures in such circumstances, however, will generally not be considered to result in a constructive dividend distribution.

Distributions

        Cash distributions, if any, made on our common stock generally will be included in the gross income of a U.S. holder of our common stock as dividend income to the extent of our current or accumulated earnings and profits as determined for United States federal income tax purposes. Cash distributions in excess of our current and accumulated earnings and profits will be treated as a tax-free return of capital to the extent of such U.S. holder's adjusted tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporate U.S. holder that is subject to United States federal income tax may be eligible for a dividends received deduction. Dividends received by certain non-corporate U.S. holders (including individuals) will generally be subject to tax at a reduced rate of United States federal income tax, provided certain holding period and other requirements are satisfied.

Possible Effect of the Make Whole Amount

        As described above, in "Description of the Debentures—Make Whole Amount Upon the Occurrence of a Fundamental Change," holders could be entitled to receive additional shares of common stock in some circumstances involving the conversion of debentures. Although the matter is not entirely clear, we intend to take the position for United States federal income tax purposes that the possibility of the payment of the make whole amount is either a remote or incidental contingency and therefore we do not intend to treat the debentures as subject to the special rules governing certain "contingent payment" debt instruments (which, if applicable, would affect the timing, amount and character of income with respect to a debenture). Our determination is binding on U.S. holders of the debentures, unless they explicitly disclose that they are taking a different position to the IRS on their tax returns for the year during which they acquire the debentures. The IRS could take a contrary position from that described above, which could affect the timing, amount and character of the U.S. holder's income from the debentures with respect to the payments of additional interest. If we are required to pay a make whole amount, U.S.

holders should consult their tax advisors concerning the appropriate tax treatment of the payment of the make whole amount with respect to the debentures.

Possible Creation of Parent Holding Company

        If we create a new parent holding company (see "Description of the Debentures—Possible Creation of Parent Holding Company"), the debentures would become obligations of the parent holding company and would be convertible into shares of common stock of the parent holding company (or a combination of cash and shares of common stock of the parent holding company if we elect net share settlement). Provided that this transaction occurs in the context of a tax-free reorganization, U.S. holders of the debentures will not recognize gain or loss.

Backup Withholding and Information Reporting

        Payments we make to a U.S. holder related to the debentures or the common stock will be reported to the IRS, unless the U.S. holder is an exempt recipient or otherwise establishes an exemption. Backup withholding may apply to payments received by a U.S. holder if the U.S. holder fails to provide us with certain identifying information (including the U.S. holder's correct taxpayer identification number) in the manner required or is not otherwise exempt from this requirement. Generally, individuals are not exempt recipients and corporations are exempt recipients. The amount of backup withholding withheld from payments to a U.S. holder will be allowed as a credit against the U.S. holder's United States federal income tax liability and may entitle the U.S. holder to a refund provided the U.S. holder timely furnishes the required information to the IRS.

Circular 230 Disclaimer

        Any discussion contained in this prospectus supplement as to federal, state or local tax matters is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties. This discussion is written in connection with the matters addressed herein. You should seek advice based on your particular circumstances from an independent tax advisor.

UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to each of the underwriters, and the underwriters have severally agreed to purchase, the following respective aggregate principal amount of debentures:

Name	Principal Amount
Morgan Stanley & Co. Incorporated	$52,000,000
Citigroup Global Markets Inc.	28,000,000

Total	$80,000,000

        The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the debentures offered by this prospectus supplement and the accompanying prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the debentures offered by this prospectus supplement and the accompanying prospectus if any debentures are taken. However, the underwriters are not required to take or pay for any debentures covered by the option of the underwriters to purchase additional debentures as described below.

        The underwriters initially propose to offer the debentures directly to the public at the public offering price listed on the cover page of this prospectus supplement. After the debentures are released to the public, the offering price and other selling terms may from time to time be varied by the underwriters.

        We have granted to the underwriters an option (exercisable for 30 days from the date of the closing of this offering) to purchase, in the event the underwriters sell more than $80.0 million principal amount of debentures, up to an additional $12.0 million aggregate principal amount of debentures at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions.

        The following table shows the total underwriting discounts and commissions to be paid to the underwriters by us for the debentures. These amounts are shown assuming both no exercise and full exercise of the option of the underwriters to purchase up to $12.0 million additional principal amount of debentures.

Underwriting Discounts and Commissions Paid by Us	No Exercise	Full Exercise
Per $1,000 principal amount of debentures	$32.50	$32.50

Total	$2,600,000	$2,990,000

        The debentures are a new issue of securities with no established trading market. The underwriters have advised us that they presently intend to make a market in the debentures as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the debentures and any such market-making activity may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the debentures.

        We and our directors and executive officers have agreed, without the prior written consent of Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc., not to, during the period ending 90 days after the date of this prospectus supplement:

  •
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock; or

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock;

whether any transaction described above is to be settled by delivery of our common stock or such other securities, in cash or otherwise.

        The restrictions described in the preceding paragraph do not apply to:

  •
  the issuance and sale of the debentures offered by this prospectus supplement;

  •
  the issuance of shares of our common stock upon conversion of the debentures;

  •
  the issuance by us of shares of our common stock upon the exercise of options or a warrant or the conversion of a security outstanding as of the date of this prospectus supplement of which the underwriters have been advised in writing;

  •
  the issuance by us of shares of our common stock, options or other rights under our existing stock option plan, stock ownership plan or other employee plan;

  •
  certain transactions by any person other than us relating to shares of common stock or other securities acquired in open market transactions after the completion of the offering of the debentures;

  •
  transfers by any person other than us as a bona fide gift, provided that the transferee agrees to be bound by such restrictions and certain other conditions are satisfied.

        In order to facilitate the offering of the debentures, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the debentures. Specifically, the underwriters may sell a greater principal amount of debentures than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the principal amount of debentures available for purchase by the underwriters under their option to purchase additional debentures. The underwriters can close out a covered short sale by exercising their option to purchase additional debentures or purchasing the debentures in the open market. In determining the source of debentures to close out a covered short sale, the underwriters will consider, among other things, the open market price of debentures compared to the price available under the over-allotment option. The underwriters may also sell debentures in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing debentures in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the debentures in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, debentures in the open market to stabilize the price of the debentures. These activities may raise or maintain the market price of the debentures above independent market levels or prevent or retard a decline in the market price of the debentures. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

        In general, purchases of a security for the purpose of stabilizing or reducing a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases.

        Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock or the price of the debentures. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions will not be discontinued without notice, once they are commenced.

        The underwriters and their affiliates have provided and may provide financial advisory and investment banking services to certain former and existing shareholders and us, for which they receive customary fees.

LEGAL MATTERS

        Certain legal matters relating to the debentures offered hereby will be passed upon for us by Faegre & Benson LLP, Denver, Colorado. The underwriters have been represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

        The financial statements of Frontier Airlines, Inc. as of March 31, 2005 and 2004, and for each of the years in the three-year period ended March 31, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of March 31, 2005, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

        The SEC allows us to "incorporate by reference" into this prospectus supplement the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below:

  •
  our Annual Report on Form 10-K for the fiscal year ended March 31, 2005;

  •
  our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005;

  •
  our Current Report on Form 8-K, filed on June 2, 2005;

  •
  our Current Report on Form 8-K, filed on June 13, 2005;

  •
  our Current Report on Form 8-K, filed on June 16, 2005;

  •
  our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005;

  •
  our Current Report on Form 8-K, filed on November 29, 2005;

  •
  our Current Report on Form 8-K, filed on December 1, 2005;

  •
  the description of our common stock contained in the Registration Statement on Form 8-A as declared effective by the SEC on May 19, 1994, except that the number of authorized shares of common stock has been increased to 100,000,000; and

  •
  The description of our common stock purchase rights contained in the Registration Statement on Form 8-A filed on March 12, 1997, as amended by an amendment dated June 30, 1997 filed as Exhibit 4.4 to our Annual Report on Form 10-KSB for the year ended March 31, 1997, an amendment dated December 5, 1997 filed on Form 8-A/A on October 14, 1999, an amendment dated as of May 30, 2001 filed as Exhibit 4.4(d) to our Annual Report on Form 10-K for the year ended March 31, 2001, and two amendments each dated as of May 2, 2005 filed as Exhibits 4.2(E) and 4.2(F), respectively, to our Annual Report on Form 10-K for the year ended March 31, 2005.

        All documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before all of the debentures offered by this prospectus supplement are sold are incorporated by reference in this prospectus supplement from the date of filing of the documents, except for information furnished under Items 2.02 or 7.01 of Form 8-K, which are not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

        You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

      Frontier Airlines, Inc.
      7001 Tower Road
      Denver, Colorado 80249
      Attention: Investor Relations
      Telephone: (720) 374-4501

        Documents may also be available on our website at www.frontierairlines.com. Information contained on our website is not a prospectus and does not constitute part of this prospectus.

PROSPECTUS

$250,000,000

FRONTIER AIRLINES, INC.

Debt Securities
Preferred Stock
Common Stock
Securities Warrants

        We will provide the specific terms of these securities as well as prices at which they will be sold, in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest. See "Risk Factors" on page 2 for a discussion of certain factors that you should consider before purchasing our securities.

        Our common stock is quoted and traded on the Nasdaq National Market under the symbol "FRNT."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        We will sell these securities directly to our shareholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have subsequently changed.

This prospectus is dated November 25, 2005

TABLE OF CONTENTS

About This Prospectus
Where You Can Find More Information
Forward-Looking Statements
The Company
Risk Factors
Use of Proceeds
Dividend Policy
Ratio of Earnings to Fixed Charges
Description of Debt Securities
Description of Preferred Stock
Description of Common Stock
Description of Securities Warrants
Plan of Distribution
Legal Matters
Experts

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, we may sell:

  •
  debt securities,

  •
  preferred stock,

  •
  common stock, and

  •
  securities warrants,

either separately or in units, in one or more offerings up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of those securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

        Whenever we refer to "we," "our" or "us" in this prospectus, we mean Frontier Airlines, Inc. When we refer to "you" or "yours," we mean the holders or prospective purchasers of the applicable series of securities.

i

WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other information with the SEC in accordance with the Securities Exchange Act of 1934. You may read and copy our reports, proxy statements and other information filed by us at the public reference facilities of the SEC in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information filed with the SEC are available to the public over the Internet at the SEC's World Wide Web site at http://www.sec.gov.

        We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference into this prospectus, and information that we file subsequently with the SEC will automatically update information in this prospectus as well as our other filings with the SEC. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered under this prospectus:

  •
  Annual Report on Form 10-K for the year ended March 31, 2005;

  •
  Quarterly Report on Form 10-Q for the quarter ended June 30, 2005;

  •
  Current Report on Form 8-K filed June 2, 2005;

  •
  Current Report on Form 8-K filed June 13, 2005;

  •
  Current Report on Form 8-K filed June 16, 2005;

  •
  Quarterly Report on Form 10-Q for the quarter ended September 30, 2005;

  •
  The description of our common stock contained in the Registration Statement on Form 8-A as declared effective by the SEC on May 19, 1994, except that the number of authorized shares of common stock has been increased to 100,000,000; and

  •
  The description of our common stock purchase rights contained in the Registration Statement on Form 8-A filed on March 12, 1997, as amended by an amendment dated June 30, 1997 filed as Exhibit 4.4 to our Annual Report on Form 10-KSB for the year ended March 31, 1997, an amendment dated December 5, 1997 filed on Form 8-A/A on October 14, 1999, an amendment dated as of May 30, 2001 filed as Exhibit 4.4(d) to our Annual Report on Form 10-K for the year ended March 31, 2001, and two amendments each dated as of May 2, 2005 filed as Exhibits 4.2(E) and 4.2(F), respectively, to our Annual Report on Form 10-K for the year ended March 31, 2005.

        You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Corporate Secretary Frontier Airlines, Inc. 7001 Tower Road Denver, Colorado 80249 (720) 374-4200

ii

FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference may contain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include any statements that predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "will be," "will continue," "will result," or words or phrases of similar meaning. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may vary materially from anticipated results for a number of reasons, including those stated under the caption "Risk Factors" in our SEC reports incorporated in this prospectus by reference. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements above.

iii

THE COMPANY

        Now in our 12th year of operations, we are a low cost, affordable fare airline operating primarily in a hub and spoke fashion connecting cities coast to coast through our hub at Denver International Airport ("DIA"). We are the second largest jet service carrier at DIA based on departures. As of September 12, 2005, we, in conjunction with Frontier JetExpress operated by Horizon Air Industries, Inc. ("Horizon"), operate routes linking our Denver hub to 48 U.S. cities spanning the nation from coast to coast and to five cities in Mexico. During the year ended March 31, 2005, we began certain point-to-point routes to Mexico from non-hub cities. As of September 12, 2005, we provided jet service to Cancun, Mexico directly from four non-hub cities.

        We were organized in February 1994 and we began flight operations in July 1994 with two leased Boeing 737-200 jets. We have since expanded our fleet in service to 49 jets as of September 12, 2005 (33 of which we lease and 16 of which we own), consisting of 42 Airbus A319s and seven Airbus A318s. In April 2005, we completed our plan to replace our Boeing aircraft with new purchased and leased Airbus jet aircraft.

        In September 2003, we signed a 12-year agreement with Horizon, under which Horizon operates up to nine 70-seat CRJ 700 aircraft under our Frontier JetExpress brand. The service began on January 1, 2004 with three aircraft. We have increased JetExpress aircraft to a total of eight aircraft in service and one spare aircraft as of September 12, 2005. We control the scheduling of this service. We reimburse Horizon for its expenses related to the operation plus a margin. The agreement provides for financial incentives, penalties and changes to the margin based on the performance of Horizon and our financial performance. As of September 12, 2005, Frontier JetExpress provided service to Albuquerque, New Mexico; Boise, Idaho; Billings, Montana; El Paso, Texas; Little Rock, Arkansas; Oklahoma City, Oklahoma; Spokane, Washington; Tucson, Arizona; Tulsa, Oklahoma, Dayton, Ohio, and Fresno, California, and supplements our mainline service to San Jose, California; Omaha, Nebraska; and Austin, Texas.

        We currently operate on 16 gates on Concourse A at DIA on a preferential basis. We use these 16 gates and share use of up to four common use regional jet parking positions to operate approximately 227 daily mainline flight departures and arrivals and 50 Frontier JetExpress daily system flight departures and arrivals.

        We have submitted applications to the United States Department of Transportation, or DOT, for authority to provide jet transportation to Acapulco from our Denver hub and to serve Cancun from Indianapolis, Indiana. In June 2005, we received approval from the DOT to fly non-stop from Kansas City to Puerto Vallarta, Mexico and to fly non-stop from DIA to Cozumel, Mexico. We intend to begin mainline service to these destinations with round-trip frequencies three times per week commencing December 17, 2005. In August 2005, we received approval from the DOT to fly non-stop from DIA to Acapulco, Mexico, and we intend to begin seasonal mainline service with round-trip frequencies two times per week beginning in December 2005.

        Due to our increased traffic in the first part of fiscal year 2006, we increased frequencies in the following markets: Reno, Nevada; San Jose, San Francisco and Sacramento, California; Nashville, Tennessee; Dallas, Texas; St. Louis, Missouri; Milwaukee, Wisconsin; and Minneapolis-St. Paul, Minnesota. We also expanded the 2005 season for Anchorage, Alaska to January 3, 2006 and added another frequency on June 19, 2005.

        In addition, we intend to increase service to other destinations in Mexico as follows: (1) resume seasonal service to Ixtapa/Zihuatanejo on November 19, 2005, adding an additional weekly frequency from the 2004 season for a total of three round-trip frequencies per week, (2) increase service from Denver to Cabo San Lucas and Puerto Vallarta beginning December 17, 2005, with daily service plus an additional Saturday frequency during peak periods to both destinations, and (3) increase to three flights each day to Cancun from Denver during the peak winter holiday periods, effective December 17, 2005. This represents an increase in our Cancun service from Denver and is part of our growing Cancun operation, which currently includes non-stop service to Cancun from St. Louis, Kansas City, Salt Lake City, Nashville and Denver.

        Our filings with the Securities and Exchange Commission are available at no cost on our website, www.frontierairlines.com, in the Investor Relations folder contained in the section titled "About Frontier". These reports include our annual report on Form 10-K, our quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports on Forms 3, 4 and 5, and any related amendments or other documents, and are made available as soon as reasonably practicable after we file the materials with the SEC.

        Our corporate headquarters are located at 7001 Tower Road, Denver, Colorado 80249. Our administrative office telephone number is 720-374-4200 and our reservations telephone number is 800-432-1359.

RISK FACTORS

        Prior to making an investment decision with respect to the securities that we may offer, prospective investors should carefully consider the specific factors set forth under the caption "Risk Factors" in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and the applicable prospectus supplement, in light of their particular investment objectives and financial circumstances.

USE OF PROCEEDS

        Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the proceeds from the sale of the securities for general corporate purposes, which may include repayment of indebtedness, purchase of aircraft or other capital equipment and other capital expenditures, aircraft lease prepayments and additions to our working capital. Until the net proceeds have been used, they will be invested in short-term marketable securities.

DIVIDEND POLICY

        We have never declared or paid any cash dividends on our common stock or other securities and we do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain our earnings, if any, for future growth. Future dividends on our common stock or other securities, if any, will be at the discretion of our board of directors and will depend on, among other things, our operations, capital requirements and surplus, general financial condition, contractual restrictions and such other factors as our board of directors may deem relevant.

RATIO OF EARNINGS TO FIXED CHARGES

	Fiscal Year Ended March 31,					Six Months Ended September 30,
	2001	2002	2003	2004	2005	2004	2005
Ratio of Earnings to Fixed Charges	4.27x	1.77x	—	1.44x	—	—	1.20x

        The historical earnings for the years ended March 31, 2003 and 2005 were inadequate to cover fixed charges by $78,329,000 and $92,424,000, respectively. The historical earnings for the six months ended September 30, 2004 were inadequate to cover fixed charges by $39,133,000.

        For purposes of calculating the ratios, fixed charges consist of:

  •
  interest on debt;

  •
  accretion of discount on debt and amortization of debt issuance costs; and

  •
  the portion of rental expense estimated to represent interest (which we estimate to be 1/3 of rental expense).

        The ratio of earnings to fixed charges is calculated as follows:

(income before income taxes) + (fixed charges) (fixed charges)

        For the periods indicated above, we had no outstanding shares of preferred stock. Therefore, the combined ratios of earnings to fixed charges and preferred stock dividends are identical to the ratios presented above for all such periods.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities we will provide the specific terms of the series in a prospectus supplement. Accordingly, for a description of the terms of any series of debt securities, you must refer to both the prospectus supplement relating to that series and the description of the debt securities in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

        The debt securities will be issued under an indenture between us and the trustee named in the applicable prospectus supplement. As used in this prospectus, "debt securities" means the debentures, notes, bonds and other evidences of indebtedness that we issue and the trustee authenticates and delivers under the indenture.

        We have summarized the material terms and provisions of the indenture in this section. We have also filed the form of the indenture as an exhibit to the registration statement. You should read the form of indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indenture so that you can more easily locate these provisions.

General

        The debt securities will be our direct obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. The indenture does not limit the amount of debt securities that we may issue and permits us to issue debt securities from time to time. Debt securities issued under the indenture will be issued as part of a series that has been established by us under the indenture. (Section 301)

        A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  the title and type of the debt securities;

  •
  any limit on the total principal amount of the debt securities;

  •
  the price at which the debt securities will be issued;

  •
  the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

  •
  the maturity date of the debt securities;

  •
  if the debt securities will bear interest:

  •
  the interest rate on the debt securities, and whether the interest rate will be fixed or variable, or the method used to determine the rate at which the debt securities will bear interest;

  •
  the date from which interest will accrue;

  •
  the record and interest payment dates for the debt securities;

  •
  the first interest payment date; and

  •
  any circumstances under which we may defer interest payments;

  •
  any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities prior to their final maturity;

  •
  any mandatory redemption or sinking fund provisions that would obligate us to redeem the debt securities prior to their final maturity;

  •
  whether the debt securities will be secured or unsecured;

  •
  any subordination provisions;

  •
  the terms applicable to any debt securities issued at a discount from their stated principal amount;

  •
  if the debt securities will be convertible into or exchangeable for our common stock, preferred stock, or other debt securities at our option or the option of the holders, the provisions relating to such conversion or exchange;

  •
  the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars;

  •
  any provisions that would permit us or the holders of the debt securities to elect the currency or currencies in which the debt securities are paid;

  •
  whether the provisions described under the heading "Defeasance" below apply to the debt securities;

  •
  any changes to or additional events of default or covenants;

  •
  whether we will issue the debt securities in whole or in part in the form of global securities and, if so, the depositary for those global securities;

  •
  any special tax implications of the debt securities;

  •
  any provisions relating to any security provided for the debt securities; and

  •
  any other terms of the debt securities. (Section 301)

Denominations

        Unless the prospectus supplement states otherwise, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000. If we ever issue bearer securities, we will summarize provisions of the indenture that relate to bearer securities in the applicable prospectus supplement.

Payment; Transfer

        We will designate a place of payment where you can receive payment of the principal of and any premium and interest on the debt securities or transfer the debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the debt securities by mailing a check to the person listed as the owner of the debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. (Sections 305, 307, 1002) There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. (Section 305)

Covenants

        We will describe in the prospectus supplement any restrictive covenants applicable to an issue of debt securities.

Conversion and Exchange Rights

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which the debt securities are convertible or exchangeable into common stock or preferred stock. Those terms will include:

  •
  whether the debt securities are convertible into or exchangeable for common stock or preferred stock;

  •
  the conversion price or exchange ratio, or manner of calculation;

  •
  the conversion or exchange period;

  •
  provisions regarding whether conversion or exchange will be at our option or at the option of the holders;

  •
  the events requiring an adjustment of the conversion price or exchange ratio; and

  •
  provisions affecting conversion or exchange in the event of the redemption of the debt securities.

Consolidation, Merger or Sale

        We may not consolidate or merge with or into any other corporation or convey, transfer, or lease substantially all of our assets, or accept a conveyance, transfer or lease of substantially all of the assets of another company unless:

  •
  the resulting or acquiring corporation, if other than us, is an entity organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia, and expressly assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

  •
  immediately after the transaction, no event of default exists; and

  •
  we deliver an officer's certificate to the trustee stating that any such transaction is in compliance with the terms of the indenture. (Section 801)

        If we consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring corporation will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, the successor corporation may exercise our rights and powers under the indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the indenture and under the debt securities. (Section 802)

Events of Default

        Unless otherwise stated in the applicable prospectus supplement, an "event of default," when used in the indenture with respect to any series of debt securities, means any of the following:

  •
  failure to pay interest on any debt security of that series for 30 days after the payment is due;

  •
  failure to pay the principal of or any premium on any debt security of that series when due;

  •
  failure to deposit any sinking fund payment on debt securities of that series when due;

  •
  failure to perform any other covenant in the indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

  •
  certain events in bankruptcy, insolvency or reorganization; or

  •
  any other event of default that may be specified for the debt securities of that series when that series is created. (Section 501)

        If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to certain conditions, rescind the declaration. (Sections 502, 513)

        The prospectus supplement relating to each series of debt securities that are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The indenture requires us to file an officers' certificate with the trustee each year that states that certain defaults do not exist under the terms of the indenture. (Section 1008) The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders. (Section 602)

        Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnification. (Sections 601, 603) If reasonable indemnification is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

  •
  conducting any proceeding for any remedy available to the trustee; or

  •
  exercising any trust or power conferred upon the trustee. (Sections 512, 603)

        The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

  •
  the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin the proceeding;

  •
  the trustee has not started the proceeding within 60 days after receiving the request; and

  •
  the trustee has not received directions inconsistent with the request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507)

However, the holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce the payment. (Section 508)

Modification and Waiver

        Under the indenture, we and the trustee can modify or amend the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities affected by the modification or amendment. However, we may not, without the consent of the holder of each debt security affected:

  •
  change the stated maturity date of any payment of principal or interest;

  •
  reduce certain payments due on the debt securities;

  •
  change the place of payment or currency in which any payment on the debt securities is payable;

  •
  limit a holder's right to sue us for the enforcement of certain payments due on the debt securities;

  •
  reduce the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture;

  •
  limit a holder's right, if any, to repayment of debt securities at the holder's option; or

  •
  modify any of the foregoing requirements or a reduction in the percentage of outstanding debt securities required to waive compliance with certain provisions of the indenture or to waive certain defaults under the indenture. (Section 902)

        Under the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series:

  •
  waive compliance by us with certain restrictive covenants of the indenture; and

  •
  waive any past default under the indenture, except:

  •
  a default in the payment of the principal of or any premium or interest on any debt securities of that series; or

  •
  a default under any provision of the indenture that itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series. (Sections 1009, 513)

Defeasance

        Defeasance and Discharge.    At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of the indenture. If we so provide, we will be discharged from our obligations on the debt securities of that series if we deposit with the trustee, in trust, sufficient money or government obligations to pay the principal, interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the indenture and the terms of the debt securities. (Section 403) As used above, "government obligations" mean:

  •
  securities of the same government that issued the currency in which the series of debt securities are denominated and in which interest is payable; or

  •
  securities of government agencies backed by the full faith and credit of that government. (Section 101)

        In the event that we deposit funds in trust and discharge our obligations under a series of debt securities as described above, then:

  •
  the indenture will no longer apply to the debt securities of that series (except for obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities and to maintain paying agencies and the trust funds); and

  •
  holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and interest on the debt securities of that series. (Section 403)

        Under federal income tax law, a deposit and discharge as described above may be treated as an exchange of the related debt securities for an interest in the trust mentioned above. Each holder might be required to recognize gain or loss equal to the difference between:

  •
  the holder's cost or other tax basis for the debt securities, and

  •
  the value of the holder's interest in the trust.

Holders might be required to include in income a share of the income, gain or loss of the trust, including gain or loss recognized in connection with any substitution of collateral, as described in this section under the heading "—Substitution of Collateral" below. You are urged to consult your own tax advisers as to the specific consequences of a deposit and discharge as described above, including the applicability and effect of tax laws other than federal income tax law.

        Defeasance of Certain Covenants and Certain Events of Default.    At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of the indenture. If we so provide and we make the deposit described in this section under the heading "—Defeasance and Discharge" above:

  •
  we will not have to comply with the following restrictive covenants contained in the indenture:

  •
  Consolidation, Merger or Sale (Section 801);

  •
  Maintenance of Properties and Payment of Taxes and Other Claims (Sections 1005 and 1007); and

  •
  any other covenant we designate when we establish the series of debt securities; and

  •
  we will not have to treat the events described in the fourth bullet point under the heading "—Events of Default" as they relate to the covenants listed above that have been defeased and no longer are in effect and the events described in the fifth and sixth bullet points under the heading "—Events of Default" as events of default under the indenture in connection with that series.

In the event of a defeasance, our obligations under the indenture and the debt securities, other than with respect to the covenants and the events of default specifically referred to above, will remain in effect. (Section 1501)

        If we exercise our option not to comply with the certain covenants listed above and the debt securities of that series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or government obligations on deposit with the trustee will be sufficient to pay the principal, interest, any premium and any other sums, due on the debt securities of that series (such as sinking fund payments) on the date the payments are due under the indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments. (Section 1501)

        Substitution of Collateral.    At the time that we establish a series of debt securities under the indenture, we can provide for our ability to, at any time, withdraw any money or government obligations deposited under the defeasance provisions described above if we simultaneously substitute other money and/or government obligations that would satisfy our payment obligations on the debt securities of that series under the defeasance provisions applicable to those debt securities. (Section 402)

Limited Liability of Some Persons

        No past, present or future shareholder, incorporator, employee, officer or director of ours or any successor corporation or any of our affiliates will have any personal liability for our obligations under the indenture or the debt securities because of his, her or its status as a shareholder, incorporator, employee, officer or director.

DESCRIPTION OF PREFERRED STOCK

        We currently have no outstanding shares of preferred stock. Under our articles of incorporation, our board of directors is authorized to issue shares of our preferred stock from time to time, in one or more classes or series, without shareholder approval. Prior to the issuance of shares of each series, the board of directors is required by the Colorado Business Corporation Act and our articles of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Colorado. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including the following:

  •
  the number of shares constituting each class or series;

  •
  voting rights;

  •
  rights and terms of redemption, including sinking fund provisions;

  •
  dividend rights and rates;

  •
  terms concerning the distribution of assets;

  •
  conversion or exchange terms;

  •
  redemption prices; and

  •
  liquidation preferences.

        All shares of preferred stock offered by this prospectus will, when issued, be validly issued, fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or that holders might believe to be in their best interests.

        We will describe in a prospectus supplement relating to the class or series of preferred stock being offered the following terms:

  •
  the title and stated value of the preferred stock;

  •
  the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

  •
  the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the preferred stock;

  •
  whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

  •
  the procedures for any auction and remarketing, if any, for the preferred stock;

  •
  the provisions for a sinking fund, if any, for the preferred stock;

  •
  the provision for redemption, if applicable, of the preferred stock;

  •
  any listing of the preferred stock on any securities exchange;

  •
  the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

  •
  voting rights, if any, of the preferred stock;

  •
  a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

  •
  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

  •
  any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

  •
  any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

        Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:

  •
  senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

  •
  on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

  •
  junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

        The term equity securities does not include convertible debt securities.

DESCRIPTION OF COMMON STOCK

        As of September 13, 2005, we had 36,172,897 shares of our common stock outstanding held of record by approximately 1,430 shareholders.

        Each holder of our common stock is entitled to one vote for each share of common stock held on all matters as to which holders of common stock are entitled to vote and do not have cumulative voting rights. Except for and subject to those preferences, rights, and privileges expressly granted to the holders of our preferred stock, and except as may be provided by the laws of the State of Colorado, the holders of our common stock have exclusively all other rights of shareholders of our company, including (i) the right to receive dividends, when, as and if declared by our board of directors out of funds legally available for such dividends; and (ii) in the event of any distribution of assets upon our dissolution and liquidation, the right to receive ratably and equally all of our assets remaining after payment of indebtedness and other liabilities and the satisfaction of any liquidation preferences granted to the holders of any outstanding shares of preferred stock or other equity securities ranking senior to the common stock.

        Holders of our common stock have no preemptive rights and no conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All the outstanding shares of common stock are, and the shares offered by this prospectus, when issued and paid for, will be, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any shares of our outstanding preferred stock.

Anti-Takeover Provisions Contained in Our Articles of Incorporation and Bylaws

        Certain provisions of our articles of incorporation and bylaws make it less likely that our management would be changed or someone would acquire voting control of our company without our board's consent. These provisions may delay, deter or prevent tender offers or takeover attempts that shareholders may believe are in their best interests, including tender offers or attempts that might allow shareholders to receive premiums over the market price of their common stock.

        Preferred Stock.    Under our restated articles of incorporation, as amended, our board of directors can, at any time and without shareholder approval, issue one or more new series of preferred stock. In some cases, the issuance of preferred stock without shareholder approval could discourage or make more difficult attempts to take control of our company through a merger, tender offer, proxy contest or otherwise. Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of our company from acquiring enough voting shares necessary to take control.

        Number of Directors; Filling Vacancies.    Our bylaws provide that the board of directors will consist of such number of directors as may be set by resolution of the then-current board. Further, the bylaws authorize the board of directors to fill newly created directorships. Accordingly, this provision could prevent a shareholder from obtaining majority representation on the board of directors by permitting the board of directors to enlarge the size of the board and fill the new directorships with its own nominees.

Rights Agreement

        In February 1997, our board of directors declared a dividend distribution of one right (a "Right") for each outstanding share of our common stock to shareholders of record at the close of business on March 15, 1997. Except as described below, each Right, when exercisable, entitles the registered holder to purchase from us one share of common stock at a purchase price of $65.00 per share (the "Purchase Price"), subject to adjustment. The Rights expire at the close of business on February 20, 2007, unless we redeem or exchange them earlier as described below. The description and terms of the Rights are set forth in a Rights Agreement, as amended (as so amended, the "Rights Agreement"). As a result of the 50 percent stock dividend we distributed on March 5, 2001, there are currently 0.67 Rights associated with each outstanding share of common stock.

        The Rights are exercisable upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons other than us, our subsidiaries or any person receiving newly-issued shares of common stock directly from us or indirectly via an underwriter in connection with a public offering by us (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of common stock (the "Stock Acquisition Date"), or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of such outstanding shares of common stock. If any person becomes an Acquiring Person other than pursuant to a Qualifying Offer (as defined below), each holder of a Right has the right to receive, upon exercise, common stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, all Rights that are beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable in any event until such time as the Rights are no longer redeemable by us as set forth below.

        A "Qualifying Offer" means a tender offer or exchange offer for, or merger proposal involving, all outstanding shares of common stock at a price and on terms determined by at least a majority of our board of directors who are not our officers or employees and who are not related to the person making such offer, to be fair to and in our best interests and the best interests of our shareholders. If after the Stock Acquisition Date we are acquired in a merger or other business combination transaction in which the common stock is changed or exchanged or in which we are not the surviving corporation (other than a merger that follows a Qualifying Offer) or 50% or more of our assets or earning power is sold or transferred, each holder of a Right shall have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

        The Purchase Price payable, and the number of shares of common stock or other securities or property issuable, upon exercise of the Right, and the number of Rights associated with each share of common stock, are all subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the common stock, (ii) if holders of the common stock are granted certain rights or warrants to subscribe for common stock or convertible securities at less than the current market price of the common stock, or (iii) upon the distribution to holders of the common stock of evidences of indebtedness or assets or of subscription rights or warrants. At any time until ten days following the Stock Acquisition Date, we may redeem the Rights in whole at a price of $.01 per Right. Upon the action of the board of directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price. While the distribution, if any, of the Rights will not be taxable to shareholders or to us, shareholders may, depending upon the circumstances, recognize taxable income if the Rights become exercisable for our common stock or for common stock of the acquiring company.

        The rights trade automatically with shares of common stock, and are designed to protect the interests of our company and shareholders against coercive takeover tactics. The rights are also designed to encourage potential acquirors to negotiate with our board of directors before attempting a takeover and to increase the ability of our board of directors to negotiate terms of any proposed takeover that benefit our shareholders. The rights may, but are not intended to, deter takeover proposals that may be in the best interests of our shareholders.

DESCRIPTION OF SECURITIES WARRANTS

        This section describes the general terms and provisions of the securities warrants. The prospectus supplement will describe the specific terms of the securities warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those securities warrants.

        We may issue warrants for the purchase of debt securities, preferred stock or common stock, which we will collectively refer to as the "securities warrants." Securities warrants may be issued alone or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of securities warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders of securities warrants.

        We have summarized the material terms and provisions of the securities warrant agreements and securities warrants in this section. We have also filed the forms of securities warrant agreements and the certificates representing the securities warrants as exhibits to the registration statement. You should read the applicable forms of securities warrant agreement and securities warrant certificate for additional information before you buy any securities warrants.

General

        If we offer securities warrants, the applicable prospectus supplement will describe their terms. If securities warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following if applicable:

  •
  the offering price;

  •
  the currencies in which the securities warrants are being offered;

  •
  the designation, aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder exercises the securities warrants;

  •
  the designation and terms of any series of debt securities or preferred stock with which the securities warrants are being offered and the number of securities warrants offered with each debt security, share of preferred stock or share of common stock;

  •
  the date on and after which the holder of the securities warrants can transfer them separately from the related common stock or series of debt securities or preferred stock;

  •
  the principal amount of the series of debt securities that can be purchased if a holder exercises the securities warrant and the price at which and currencies in which the principal amount may be purchased upon exercise;

  •
  the date on which the right to exercise the securities warrants begins and the date on which the right expires;

  •
  United States federal income tax consequences; and

  •
  any other terms of the securities warrants.

Unless we state otherwise in the applicable prospectus supplement, the securities warrants for the purchase of debt securities will be in registered form only.

        If securities warrants for the purchase of preferred stock or common stock are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following where applicable:

  •
  the offering price;

  •
  the total number of shares that can be purchased if a holder of the securities warrants exercises them and, in the case of securities warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

  •
  the designation and terms of the series of debt securities or preferred stock with which the securities warrants are being offered and the number of securities warrants being offered with each debt security, share of preferred stock or share of common stock;

  •
  the date on and after which the holder of the securities warrants can transfer them separately from the related common stock or series of debt securities or preferred stock;

  •
  the number of shares of preferred stock or shares of common stock that can be purchased if a holder exercises the securities warrant and the price at which the preferred stock or common stock may be purchased upon each exercise;

  •
  the date on which the right to exercise the securities warrants begins and the date on which the right expires;

  •
  United States federal income tax consequences; and

  •
  any other terms of the securities warrants.

Securities warrants for the purchase of preferred stock or common stock will be in registered form only.

        A holder of securities warrant certificates may:

  •
  exchange them for new certificates of different denominations;

  •
  present them for registration of transfer; and

  •
  exercise them at the corporate trust office of the securities warrant agent or any other office indicated in the applicable prospectus supplement.

Until any securities warrants to purchase debt securities are exercised, the holder of these securities warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the indenture. Until any securities warrants to purchase preferred stock or common stock are exercised, holders of these securities warrants will not have any rights of holders of the underlying preferred stock or common stock, including any right to receive dividends or to exercise any voting rights.

Exercise of Securities Warrants

        Each holder of a securities warrant is entitled to purchase the principal amount of debt securities or number of shares of preferred stock or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised securities warrants will become void.

        A holder of securities warrants may exercise them by following the general procedure outlined below:

  •
  delivering to the securities warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

  •
  properly completing and signing the reverse side of the securities warrant certificate representing the securities warrants; and

  •
  delivering the securities warrant certificate representing the securities warrants to the securities warrant agent within five business days of the securities warrant agent receiving payment of the exercise price.

        If you comply with the procedures described above, your securities warrants will be considered to have been exercised when the securities warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities, preferred stock or common stock that you purchased upon exercise. If you exercise fewer than all of the securities warrants represented by a securities warrant certificate, the securities warrant agent will issue to you a new securities warrant certificate for the unexercised amount of securities warrants. Holders of securities warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the securities warrants.

Amendments and Supplements to Securities Warrant Agreements

        We may amend or supplement a securities warrant agreement without the consent of the holders of the applicable securities warrants if the changes are not inconsistent with the provisions of the securities warrants and do not materially adversely affect the interests of the holders of the securities warrants. We, along with the securities warrant agent, may also modify or amend a securities warrant agreement and the terms of the securities warrants if holders of a majority of the then-outstanding unexercised securities warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the securities warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments

        Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a common stock warrant will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

  •
  if we issue capital stock as a dividend or distribution on the common stock;

  •
  if we subdivide, reclassify or combine the common stock;

  •
  if we issue rights or warrants to all holders of common stock entitling them to purchase common stock at less than the current market price; or

  •
  if we distribute to all holders of common stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions described below, or if we distribute to all holders of common stock rights or warrants, excluding those referred to in the bullet point above.

        Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.

        Holders of common stock warrants may have additional rights under the following circumstances:

  •
  a reclassification or change of the common stock;

  •
  a consolidation or merger involving our company; or

  •
  a sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.

PLAN OF DISTRIBUTION

        We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions at:

  •
  a fixed price or prices, which may be changed;

  •
  market prices prevailing at the time of sale;

  •
  prices related to the prevailing market prices; or

  •
  negotiated prices.

        We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

        If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

        We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

        The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        When we issue the securities offered under this prospectus, except for shares of common stock, they may be new securities without an established trading market. If we sell a security offered under this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered under this prospectus.

        We may provide underwriters, agents, dealers or purchasers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, agents, dealers or purchasers may make with respect to such liabilities.

        The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

        Faegre & Benson LLP, Denver, Colorado, will issue an opinion about the legality of the securities offered under this prospectus. Any underwriters will be represented by their own legal counsel.

EXPERTS

        The financial statements of Frontier Airlines, Inc. as of March 31, 2005 and 2004, and for each of the years in the three-year period ended March 31, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of March 31, 2005, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.